EXHIBIT 10.51

10.51 - 2015-2017 A&L-Related

Cash-Payable Incentive Performance Units

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

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2015-2017 A&L-RELATED CASH-PAYABLE

INCENTIVE PERFORMANCE UNITS

AWARD AGREEMENT

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GRANTEE:	[Name]

AWARD GRANT DATE:	February 13, 2015

SHARE UNITS:	[Whole number of share units]

1.	Definitions.

Certain terms used in this 2015-2017 A&L-Related Cash-Payable Incentive Performance Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2.	2015-2017 A&L-Related Incentive Performance Units Award.

Pursuant to the Plan and subject to the terms and conditions of the Award Agreement, PNC grants to the Grantee named above (“Grantee”) a share-denominated cash-payable incentive award opportunity of performance units (the “Incentive Performance Units” or “2015-2017 Incentive Performance Units”) of the number of share units set forth above (the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 18 and is subject to the terms and conditions of the Award Agreement, including service, conduct and other conditions, corporate performance and other adjustments, forfeiture provisions and Committee determinations, and to the Plan.

3.	Terms of Award.

This Award is subject to service, conduct-related and other conditions, corporate performance and other adjustments, forfeiture provisions, Committee determinations, and other conditions and provisions, all as set forth in the Award Agreement.

Incentive Performance Units are not transferable. The Incentive Performance Units are subject to forfeiture and adjustment until Final Award determination and vesting pursuant to Section 8 and are subject to upward or downward corporate performance and other adjustments from the initial number of share units, all in accordance with the terms of the Award Agreement.

Incentive Performance Units that are not forfeited pursuant to the service requirements or conduct-related or other provisions of Section 5 will be performance-adjusted in accordance with the corporate performance adjustment provisions of Sections 6 and 7 on the basis of annual A&L-related corporate performance factors that are used to generate an overall Performance Factor. The Performance Factor is then used to determine the calculated maximum performance-adjusted share units amount that is eligible for a Final Award determination in accordance with Section 8.

Generally, a Final Award determination will be made by the Compensation Committee (as defined in Section 15) at the end of an overall performance period of three years. In the event of Grantee’s earlier death, a Final Award determination may in such circumstances be made at an earlier time. The Compensation Committee generally may determine to reduce the calculated maximum performance-adjusted amount in its discretion when it makes a Final Award determination, but it may not increase the calculated maximum amount. A Final Award determination will be made formulaically in the event of a Change of Control.

Any Final Award (as defined in Section 15) determined and vested in accordance with Section 8 will be settled and paid out in cash pursuant to and in accordance with the terms of Section 9, generally in an amount equal to the number of outstanding vested payout share units specified in the Final Award multiplied by the per share price of PNC common stock on the Final Award determination date. No shares of PNC common stock will be issued pursuant to the Award Agreement.

Incentive Performance Units that are forfeited by Grantee pursuant to and in accordance with the service, conduct or other provisions of Section 5, or that are not represented in a Final Award awarded and vested pursuant to Section 8, will be cancelled and therefore shall terminate without payment of any consideration by PNC.

4.	No Dividend Equivalents.

This Incentive Performance Units Award does not include any related dividend equivalents.

5.	Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service, Conduct or Other Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to all or a specified portion, as applicable, of the Incentive Performance Units evidenced by the Award Agreement upon the forfeiture and cancellation of such Incentive Performance Units, or specified portion thereof, pursuant to the terms and conditions of this Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in such Incentive Performance Units, or specified portion thereof.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in this Section 5 with respect to the Award, then all then outstanding Incentive Performance Units will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date (as defined in Section 15).

5.3 Service Requirements. Grantee will meet the service requirements of the Award if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions.

(i)	Grantee continues to be an employee of the Corporation through and including the Final Award Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 15.10) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 15) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 15) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was terminated as of such date by the Corporation and such termination is an Anticipatory Termination (as defined in Section 15) (a “Qualifying Anticipatory Termination”).

(vi)	Grantee continues to be an employee of the Corporation, including any successor entity, on January 2, 2018 where a Change of Control (as defined in Section 15) is consummated prior to a Committee-determined Final Award Date (as defined in Section 15) or where Grantee’s employment with the Corporation was terminated after the Change of Control by the Corporation without Cause (as defined in Section 15.4) or by Grantee’s voluntarily resignation from the Corporation for Good Reason (as defined in Section 15).

5.4 Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation (a) for Cause (as defined in Section 15.10) prior to the Committee-determined Final Award Date and prior to the occurrence of a Change of Control, if any, or (b) for Cause (as defined in Section 15.4) after a Change of Control and prior to the Change-of-Control-determined Final Award Date, then all then outstanding Incentive Performance Units will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that a Final Award determination is made and Grantee’s Award vests as of the Final Award Date, or the date that the Incentive Performance Units expire unvested or are cancelled pursuant to other provisions of the Award Agreement, the Incentive Performance Units, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Incentive Performance Units on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 15.20, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) Detrimental Conduct will not apply to conduct by or activities of successors to the Incentive Performance Units by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control, other than where such determination is based on or resulting from Grantee having committed Detrimental Conduct as described in Section 15.20(b) or in Section 15.20(c); and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control, other than where such determination is based on or resulting from Grantee having committed Detrimental Conduct as described in Section 15.20(b) or in Section 15.20(c).

5.5 Clawback, Adjustment or Recoupment. Incentive Performance Units shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under PNC’s Incentive Compensation Adjustment and Clawback Policy, as in effect from time to time with respect to the Award, or any other applicable clawback, adjustment or similar policy in effect on or established after the Award Grant Date and to any clawback or recoupment that may be required by applicable law or regulation.

6.	Performance Conditions and Related Annual Performance Factors.

6.1 General. Incentive Performance Units are subject to corporate performance conditions and adjustments, all as set forth in the Award Agreement unless and until amended prospectively by the Compensation Committee.

In the standard circumstances, corporate performance is measured over three performance years (calendar years 2015, 2016 and 2017) as provided in this Section 6; however, in certain circumstances, generally involving Grantee’s death or a Change of Control, measurements may be made for fewer than three performance years and/or measurements for a performance year may involve less than a full four quarters or may be based on a quarter-end date other than December 31st, as the case may be, all as provided in Section 7.

Performance measurements and the generation of Annual Performance Factors based on the corporate performance condition for each applicable annual measurement period (“Performance Year”), the generation of an overall Performance Factor for the Award, and the performance-adjustment of the Incentive Performance Units in varying circumstances are set forth in Sections 6 and 7.

All determinations made by the Compensation Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

6.2 A&L Unit-Related Corporate Performance Condition and Related Annual Performance Factor.

(a) General. For the corporate performance condition for this Award, corporate performance will be measured under the A&L Unit-Related Corporate Performance Metric, as specified in this Section 6.2 below, for each Performance Year in the Award and will generate an Annual Performance Factor that relates to each such Performance Year. The Annual Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 200.00% based on the A&L Unit-Related Corporate Performance Metric, as described in this Section 6.2.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a

Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this A&L Unit-Related Corporate Performance Metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual Performance Factor for the given Performance Year will be calculated in accordance with this Section 6.2.

PNC will present information to the Compensation Committee with respect to the level of performance achieved with respect to the A&L Unit-Related Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) A&L Unit-Related Corporate Performance Metric. The Compensation Committee has determined that the corporate performance metric for this Award will be the levels of financial return from investing activities achieved by PNC’s Asset & Liability Unit (“A&L Unit”) relative to the applicable Benchmark Performance Index (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

Benchmark Performance Index. The Compensation Committee has determined that the applicable Benchmark Performance Index with respect to a given Performance Year in the overall performance period for the Award, whether the given covered Performance Year consists of a full calendar year or a shorter partial-year period as required by the Award Agreement, will be the benchmark performance index that PNC uses internally to evaluate the measured A&L Unit performance as in effect as of March 30 of that given year (or as of the last business day that occurs prior to March 30 if March 30 does not fall on a business day), so that, to the extent applicable:

(1) performance for the covered Performance Year consisting of calendar year 2015 (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2015;

(2) performance for the covered Performance Year consisting of calendar year 2016 (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2016; and

(3) performance for the covered Performance Year consisting of calendar year 2017 (or shorter partial-year period of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2017.

Measured A&L Unit Performance. The A&L Unit performance as measured for a given Performance Year with respect to the A&L Unit-Related Corporate Performance Metric will be expressed as the number of basis points by which the level of financial return from investing activities achieved by the A&L Unit for the applicable covered Performance Year period exceeds or falls short of the Benchmark Performance Index applicable to that covered period, with zero basis points indicating performance at the benchmark index level.

(c) Annual Performance Factor. The Compensation Committee also establishes the applicable A&L Unit-Related Corporate Performance Schedule for the 2015-2017 Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following A&L Unit-Related Corporate Performance Metric Schedule will be applied in order to generate an Annual Performance Factor for each applicable Performance Year in the applicable overall performance period.

For each applicable covered Performance Year, PNC will determine the measured A&L Unit performance for the covered period with respect to that year based on the level of financial return from investing activities achieved by the A&L Unit for that covered period and the comparison in basis points of such performance to the applicable Benchmark Performance Index, all as set forth in Section 6.2(a) and (b) above.

Once this measured A&L Unit performance for a given Performance Year has been calculated and expressed in basis points, the table that follows and interpolation are used to generate an Annual Performance Factor for the full or partial year period, as the case may be, in the given Performance Year based on such covered period performance. The Annual Performance Factor for the given Performance Year is the applicable payout percentage in the table, using interpolation for performance between the points indicated on that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. In no event will the Annual Performance Factor be greater than 200.00% or less than 0.00%.

The table used for the A&L Unit-Related Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized these 2015-2017 Incentive Performance Units, is as follows.

A&L Unit-Related Corporate Performance Measure
Covered Performance Year Measured A&L Unit Performance Relative to Benchmark Performance Index for the Same Period (in basis points)		Annual Performance Factor (Payout Percentage) *
Maximum	+40 basis points or higher	200.00%

	+20 basis points	150.00%

	0 basis points (at benchmark) to -25 basis points	100.00%

	-35 basis points	40.00%

Minimum	-40 basis points or below	0.00%

*	Consistent with the design of this compensation program, this schedule interpolates results for performance between the points indicated on this table. Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual Performance Factor for A&L Unit performance relative to the applicable Benchmark Performance Index for the full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, as defined in Section 15, or after the occurrence of a Change of Control) but may not increase it.

6.3 Overall Performance Factor in Standard Circumstances.

(a) General. In standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceased by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the overall Performance Factor for the Award will be calculated as set forth in this Section 6.3.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Performance Factors and the final overall Performance Factor with respect to the Award will be determined as set forth in Section 7.

(b) Overall Performance Factor. After presentation of information on performance results and calculations of the Annual Performance Factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor for the Award will be determined.

In standard circumstances, the overall Performance Factor will be generated by taking the average of the Annual Performance Factors for the three Performance Years (2015, 2016 and 2017) for the Award.

Calculation of the overall Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

The overall Performance Factor, whether calculated pursuant to Section 6 or Sections 6 and 7, as applicable, will be rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, provided that the overall Performance Factor may in no event be greater than 200.00% or less than 0.00%.

7.	Performance-Related Adjustments to Incentive Performance Units.

7.1 Performance Adjustment of Outstanding Share Units. Once the overall Performance Factor for the Incentive Performance Units has been determined in accordance with Section 6 and Section 7.3, as applicable, and provided that the Award has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of outstanding share units in the Award will be performance adjusted as applicable in accordance with this Section 7. The outstanding performance-adjusted Incentive Performance Units represent the maximum size of any Final Award that may be determined and vest pursuant to Section 8 where the Award has not been forfeited pursuant to Section 5.

Outstanding Incentive Performance Units will be performance-adjusted in accordance with Section 7.2 where Grantee is still an employee of the Corporation (or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability) and where there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, all as of the Final Award determination date set forth in Section 8.

Where Grantee has died (whether while an employee or after a Qualifying Retirement or Qualifying Disability) or ceased to be an employee by reason of a Qualifying Anticipatory Termination or where there has been a Change of Control, determination of the overall Performance Factor(s) and performance-adjustment of the Incentive Performance Units will be made in accordance with Section 7.3 at the time specified in Section 8.

The outstanding performance-adjusted Incentive Performance Units that are eligible to be the basis for a Final Award determination, provided that all of the other conditions of the Award Agreement are met, are sometimes referred to as the “Calculated Maximum Payout Share Units” and the percentage applied to the outstanding share units in order to arrive at the Calculated Maximum Payout Share Units is sometimes referred to as the “Calculated Maximum Payout Percentage” for the Award.

7.2 Standard Circumstances. Where, as of the Final Award determination date, Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the performance-adjusted number of share units in the Award will be equal to a percentage of the initial share units in the Award that remain outstanding, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the overall Performance Factor as determined in accordance with Section 6.3(b). Only outstanding performance-adjusted share units in the Award are eligible to be the basis for a Final Award determination pursuant to Section 8 provided that all of the other conditions of the Award Agreement are met.

In non-standard circumstances, the performance-adjusted number of share units for the Award will be calculated as provided in Section 7.3.

7.3 Death, Qualifying Anticipatory Termination, and Change of Control.

(a) Death. Where Grantee dies while an employee of the Corporation, or following a Qualifying Retirement or Qualifying Disability Termination, and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible to be the basis for a Final Award determination (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows at the time specified in Section 8.

Where a Final Award determination is made by the Committee pursuant to Section 8.2, the maximum number of performance-adjusted share units that may be awarded by the Committee will be calculated by applying an overall Performance Factor calculated as provided below to the total number of share units outstanding at the time of Final Award determination, without proration.

After presentation of information on performance results and calculations of the applicable Annual Performance Factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor to be applied to the outstanding share units in these circumstances will be calculated as the average of the Annual Performance Factor calculated in accordance with Section 6 as if Grantee were a continuing employee for each calendar Performance Year completed prior to Grantee’s death, if any, and for the calendar Performance Year in which Grantee’s death occurs (whether or not such calculations are completed prior to Grantee’s death) and an Annual Performance Factor of 100.00% for each calendar Performance Year, if any, remaining in the portion of the Award performance period following the calendar year in which Grantee died, if any.

Where a Change of Control occurs after Grantee’s death but prior to the time the Committee makes a Final Award determination pursuant to Section 8.2, either to approve a Final Award to Grantee of the Calculated Maximum Payout Share Units calculated as described above or of a lesser number of share units or of no units, a Change-of-Control-determined Final Award will be calculated as follows.

Where a Change of Control occurs after Grantee’s death but prior to the time the Committee makes a Final Award determination, the number of outstanding performance-adjusted Incentive Performance Units eligible to be the basis for a Final Award determination in accordance with Section 8.3 will be either (1) or (2) as applicable: (1) if Grantee dies in the calendar year prior to the calendar year in which the Change of Control occurs, the same maximum number of outstanding performance-adjusted share units calculated as described above in this Section 7.3(a); or (2) if Grantee dies in the same calendar year in which the Change of Control occurs but prior to that Change of Control, the number of outstanding performance-adjusted share units calculated for both the first and second parts of a Final Award calculated in accordance with Section 7.3 (c) below as if Grantee were a continuing employee.

If Grantee dies after a Change of Control occurs, the provisions of Section 7.3(c) will continue to apply.

(b) Qualifying Anticipatory Termination. Where Grantee is no longer an employee of the Corporation and Grantee’s termination of employment was a Qualifying Anticipatory Termination and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible to be the basis for a Final Award determination (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows.

Where Grantee has not died prior to the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined in the same manner and at the same time as if Grantee had remained an employee of the Corporation pursuant to Section 6 or Section 6 and Section 7.3(c), as applicable; provided, however, that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

If Grantee dies following a Qualifying Anticipatory Termination but prior to the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined pursuant to Section 7.3(a) in the same manner and at the same time as if Grantee had died at the same time but while an employee of the Corporation; provided, however, that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

(c) Change of Control. Where a Change of Control occurs prior to the Committee-determined Final Award Date and Grantee remains eligible for a Final Award determined pursuant to Section 8.3 (that is, the Award has not been forfeited prior to the Change of Control date pursuant to Section 5 and, as of the day immediately prior to the Change of Control, Grantee is either still an employee of the Corporation or has had a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination) and Grantee has not died, the share units will be divided into two parts, and a Performance Factor will be determined separately for each part at the time specified in Section 8.3. The performance-adjusted share units in each part will be determined by applying the performance factor for that part to the share units in the same part, and the total performance-adjusted Incentive Performance Units will be the sum of the performance-adjusted share units in these two parts.

The number of Incentive Performance Units in the first part will be equal to the total outstanding share units multiplied by the number of full calendar quarters completed between January 1, 2015 and the Change of Control date (including, if applicable, the quarter completed on the Change of Control date if the Change of Control occurs on a quarter-end day), then divided by 12 (the number of quarters in the standard three year performance period for the Award). The remaining Incentive Performance Units will be in the second part.

The Performance Factor for the first part (the Pre-Change-of-Control Factor) will be calculated using the weighted average of the Annual Performance Factor or Factors for all calendar Performance Years completed prior to the Change of Control date and, provided that the Change of Control occurs on or after March 31st of such year, the Annual Performance Factor for the Performance Year in which the Change of Control occurs, each calculated as follows.

For purposes of calculating the Pre-Change-of-Control Factor, the Annual Performance Factor for any calendar Performance Year completed prior to the Change of Control will be the higher of 100.00% and the Annual Performance Factor for that year calculated in accordance with Section 6.2 as if there had not been a Change of Control.

The Annual Performance Factor for the Performance Year in which the Change of Control occurs will be the higher of 100.00% and an Annual Performance Factor calculated in the same manner as in Section 6.2 but using the full quarters of the year completed prior to or as of the Change of Control date as the Performance Year, whether that constitutes a full calendar year or a partial year. If, however, the Change of Control occurs prior to the end of the first quarter of such Performance Year, no Annual Performance Factor will be calculated for the Performance Year in which the Change of Control occurs for purposes of calculating the Pre-Change-of-Control Factor.

In generating the weighted average, the Annual Performance Factors in the numerator will be weighted based on the number of full quarters represented by that Performance Year (four quarters for a full calendar year and the number of full quarters completed by the Change of Control date for the Performance Year in which the Change of Control occurs), with the denominator being 12.

The resulting weighted average of the Annual Performance Factors for the pre-Change of Control period is the Pre-Change-of-Control Factor. This factor is then applied to the number of Incentive Performance Units in the first part to determine the performance-adjusted Incentive Performance Units in the first part.

The second part of performance-adjusted Incentive Performance Units is calculated by applying the Performance Factor for the second part (the Post-Change-of-Control Factor) to the number of Incentive Performance Units in the second part. The Post-Change-of-Control Factor will be 100.00%. This factor is then applied to the number of Incentive Performance Units in the second part to determine the performance-adjusted Incentive Performance Units in the second part.

In the event that Grantee dies prior to a Change of Control but the Change of Control occurs before the Committee makes a Final Award determination pursuant to Section 8.2, a Change-of-Control-determined Final Award will be calculated as described in clause (1) or (2), as applicable, of the fifth paragraph of Section 7.3(a). If Grantee dies following a Change of Control, the provisions of this Section 7.3(c) will continue to apply to the calculation of a Final Award.

In the event that Grantee ceased to be an employee of the Corporation by reason of a Qualifying Anticipatory Termination prior to the Change of Control, the provisions of Section 7.3(b) will apply.

7.4 Termination of Portions of Award Due to Performance Adjustments. The Incentive Performance Units in the Award that do not become Calculated Maximum Payout Share Units will be cancelled; that is, only the number of share units that remain outstanding and become Calculated Maximum Payout Share Units after the applicable corporate performance adjustments and any other adjustments for the Award have been made will be eligible to be the basis for a Final Award determination and become vested Payout Share Units in accordance with Section 8 provided that all of the other conditions of the Award Agreement are met.

8.	Final Award Determination and Vesting.

8.1 General. A Final Award determination will be made by the Committee in accordance with Section 8.2; provided, however, that upon the occurrence of a Change of Control prior to the time the Committee has made a Final Award determination in accordance with Section 8.2, a Final Award determination will instead be made in accordance with Section 8.3, provided in either case that the Award has not been forfeited pursuant to Section 5 prior to the Final Award Date and remains outstanding.

Final Award determinations pursuant to Section 8.2 will be made by the Committee as soon as practicable after December 31, 2017 (and in any event, such that any payout of a Final Award is made no later than December 31, 2018); provided, however, that in the event of Grantee’s death prior to a Change of Control, a Final Award determination pursuant to Section 8.2 will be made as soon as practicable after the end of the calendar year in which Grantee died, if earlier, and in any event such that any payout of a Final Award is made no later than December 31st of the year in which such Final Award determination is made, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. Final Award determinations pursuant to Section 8.3 will be made as soon as practicable after the Change of Control occurs.

A Final Award may not exceed the Calculated Maximum Payout Share Units amount calculated in accordance with the applicable provisions of Sections 6 and 7. However, the Committee may exercise negative discretion to reduce the size of a Final

Award determined pursuant to Section 8.2, except as otherwise provided in Section 7.3(b) in certain circumstances involving a Qualifying Anticipatory Termination and except as otherwise provided in Sections 8.2(b) and 8.2(c) during a Change of Control Coverage Period or if a Change of Control has occurred, as applicable.

The Final Award, if any, will be fully vested as of the applicable vesting date, which will be (i) the Committee-determined Final Award Date if the Final Award is determined in accordance with Section 8.2, or (ii), the Change-of-Control-determined Final Award Date (which would be the date upon which the service requirements of Section 5.3 are satisfied), if the Final Award is determined in accordance with Section 8.3, as applicable.

A Final Award will be designated as a specified number of vested share units (“vested Payout Share Units”). If the vested Payout Share Units include a fraction, the fraction will be eliminated by rounding down to the nearest whole share unit. Outstanding vested Payout Share Units will be paid out at the time and in the form set forth in the applicable subsection of Section 9. Section 9.2 will apply where Final Award determination and vesting occurs in accordance with Section 8 prior to a Change of Control, and Section 9.3 will apply where Final Award determination and vesting occurs in accordance with Section 8 subsequent to a Change of Control that occurs any time prior to a Committee-determined Final Award Date.

8.2 Certification of Performance Results and Committee Final Award Determination.

(a) General. Provided that Grantee remains an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and the 2015-2017 Incentive Performance Units remain outstanding such that Grantee remains eligible for consideration for a Final Award, and that a Change of Control has not occurred, the overall performance period for the Award will run from January 1, 2015 through December 31, 2017 and the process of certification of the levels of achievement of corporate performance, the calculation of the overall Performance Factor, the calculation of the Calculated Maximum Payout Share Units, and the determination of the Final Award, if any, by the Compensation Committee will occur in early 2018.

The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Compensation Committee is sometimes referred to as the “Committee-determined Final Award Date.”

In the event that Grantee dies while an employee of the Corporation (or following a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination) and prior to the regularly scheduled award date in early 2018, and the 2015-2017 Incentive Performance Units remain outstanding and have not been forfeited pursuant to Section 5, PNC will present information to the Compensation

Committee for purposes of Final Award determination early in the calendar year following the calendar year in which Grantee died if such time is earlier than in early 2018 and otherwise in early 2018.

Notwithstanding anything in this Section 8.2 to the contrary, if a Change of Control has occurred, Section 8.3 will apply.

(b) The Compensation Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of vested share units (vested Payout Share Units), as may be determined by the Compensation Committee, subject to the limitations set forth in the following paragraph, provided, that: (1) the 2015-2017 Incentive Performance Units are still outstanding; (2) Grantee is either still an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, or Grantee died while an employee of the Corporation or after a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination; and (3) the applicable Calculated Maximum Payout Share Units amount is greater than zero.

The Final Award will not exceed the applicable Calculated Maximum Payout Share Units amount, as determined in accordance with the applicable provisions of Sections 6 and 7, and is subject to the exercise of negative discretion by the Compensation Committee to reduce or further reduce this calculated payout amount pursuant to Section 8.2(c), if applicable.

However, if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred, the Compensation Committee will not have authority to exercise negative discretion to reduce or further reduce the payout amount below the full applicable Calculated Maximum Payout Share Units amount. If there has been a Change of Control, the Compensation Committee’s authority is subject to Section 8.3.

The date on which the Compensation Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Payout Share Units amount determined pursuant to the Award Agreement is sometimes referred to in the Award Agreement as the “Committee-determined Final Award Date” and is the vesting date for a Final Award awarded by the Committee pursuant to Section 8.2.

Payment of the Final Award, if any, will be made in accordance with Section 9. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by PNC, in accordance with Section 12.

(c) Negative Discretion. Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Compensation Committee may exercise negative discretion with respect to the 2015-2017 Incentive Performance Units and may determine, in light of such Corporation or individual performance or other factors as the Compensation Committee may deem appropriate, that notwithstanding the levels of financial return from investing activities achieved by the A&L Unit relative to benchmark, the Compensation Committee will not award Grantee the full applicable Calculated Maximum Payout Share Units amount that the Compensation Committee is authorized to award pursuant to Section 8.2(b), or any of such amount.

It is anticipated that the Compensation Committee will take into account factors such as absolute A&L Unit financial performance, absolute trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and Grantee’s contributions to the success of other PNC businesses when deciding whether and the extent to which to exercise its negative discretion.

The Compensation Committee may use its negative discretion to reduce the size of the Final Award or to cancel the full applicable potential award amount. Among other things, the Compensation Committee may exercise its negative discretion such that a Final Award appropriately reflects considerations based on the totality of results over the full overall performance period, and may cancel the full applicable potential award amount if the Committee determines that the totality of performance results over the entire performance period adversely impacts the safety and soundness of PNC.

If the Compensation Committee so determines to exercise its negative discretion pursuant to this Section 8.2(c), the Final Award, if any, will be further reduced accordingly; provided, however, that the Compensation Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(d) If a Change of Control occurs prior to the time the Compensation Committee makes a Final Award determination pursuant to Section 8.2, the Final Award will be determined in accordance with Section 8.3 rather than being determined by the Compensation Committee pursuant to Section 8.2, and the Compensation Committee will not have negative discretion to reduce the payout amount calculated pursuant to Section 8.3.

8.3 Change of Control Prior to a Committee-Determined Final Award Date.

(a) Notwithstanding anything in the Agreement to the contrary, upon a Change of Control at any time prior to a Committee-determined Final Award Date pursuant to Section 8.2 and provided that the 2015-2017 Incentive Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the service, conduct or other provisions of Section 5, Grantee will be awarded a Final Award (the vested Payout Share Units); provided, that: (1) Grantee is still an employee of the Corporation on January 2, 2018; (2) Grantee’s termination of employment was a Qualifying Retirement or a Qualifying Disability Termination; (3) Grantee died while an employee of the Corporation or after a circumstance set forth in

(a)(2) immediately above; or (4) Grantee was terminated by the Corporation without Cause (as defined in Section 15.4) or voluntarily resigned from the Corporation for Good Reason after the Change of Control.

If this Section 8.3 is applicable, and a Final Award is awarded pursuant to Section 8.3, then neither vesting nor payout will not be accelerated by reason of a Change of Control. Rather, vesting will occur upon satisfaction of the service conditions set forth in Section 5.3 and Section 8.3(a) above and payout would occur as soon as practicable after January 2, 2018. The date of such payment is sometimes referred to in the Agreement as the “Change-of-Control-determined Final Award Date.”

The amount of vested Payout Share Units in the Final Award (the Calculated Maximum Payout Share Units calculated in accordance with the provisions of Sections 6 and 7 applicable in these circumstances) will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available.

(b) The Compensation Committee may not exercise any further negative discretion pursuant to Section 8.2(c) or otherwise exercise discretion pursuant to the Award Agreement in any way that would serve to reduce a Final Award calculated pursuant to this Section 8.3.

8.4 Final Award Vested; Termination of Any Unawarded 2015-2017 Incentive Performance Units. Once a Final Award determination has been made by the Compensation Committee pursuant to Section 8.2 or by virtue of the application of Section 8.3, the outstanding share units represented in the Final Award are vested as of the applicable Final Award Date (as defined in Section 15).

The share-denominated incentive award opportunity represented by the 2015-2017 Incentive Performance Units will terminate as to any portion of the Incentive Performance Units not so awarded pursuant to Section 8.2 or Section 8.3, as applicable.

Termination of all or a portion of the 2015-2017 Incentive Performance Units as unawarded pursuant to this Section 8.4, or pursuant to the provisions of Section 5, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 16 and 17.

9.	Settlement of Vested Performance-Adjusted Share Units.

9.1 Settlement. A Final Award of vested Payout Share Units awarded pursuant to Section 8 will be paid out at the time and in the form set forth in the applicable subsection of this Section 9. Section 9.2 will apply where Final Award determination and vesting occurs pursuant to Section 8.2, and Section 9.3 will apply where Final Award determination and vesting occurs pursuant to Section 8.3. In no event will payment be made prior to vesting or later than December 31, 2018.

A Final Award, if any, will be fully vested as of the applicable vesting date, which will be the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as applicable, and will be paid solely in cash. PNC will deliver any cash payable pursuant to this Section 9 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Compensation Committee, at the applicable time specified in Section 9.2 or Section 9.3, as the case may be. Delivery of payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Compensation Committee.

9.2 Settlement Where Vesting Occurs Prior to Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of an outstanding vested Final Award awarded pursuant to Section 8.2 as soon as practicable after the vesting date (the Committee-determined Final Award Date) set forth in Section 8.2 for such Award, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments made pursuant to this Section 9.2.

(b) Form of Payout. Payment in settlement of such Final Award will be made entirely in cash at the applicable time set forth in Section 9.2(a) above, and will be in an amount equal to the number of outstanding vested Payout Share Units specified in the Final Award multiplied by the then current Fair Market Value (as defined in Section 15) of a share of PNC common stock on the Committee-determined Final Award Date or as otherwise provided pursuant to Section 11, if applicable. Payment will not be made pursuant to the Award unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

(c) Disputes. If there is a dispute regarding payment of a Final Award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 9.2, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

9.3 Settlement Where Vesting Occurs On or After a Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of an outstanding vested Final Award awarded pursuant to Section 8.3 upon the Change-of-Control-determined Final Award Date. Generally this will be within 30 days after January 2, 2018, but no later than December 31, 2018, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments made pursuant to this Section 9.3.

(b) Form of Payment. Payment of the Final Award will be made entirely in cash at the applicable time set forth in Section 9.3 above, and will be in an amount equal to the number of vested Payout Share Units specified in the Final Award multiplied by the Fair Market Value (as defined in Section 15) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 11 as applicable.

(c) Disputes. If there is a dispute regarding payment of a final award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth in the applicable subsection of Section 9.3(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

10.	No Rights as a Shareholder.

Grantee will have no rights as a shareholder of PNC by virtue of this Award.

11.	Capital Adjustments.

11.1 Except as otherwise provided in Section 11.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Incentive Performance Units then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 9 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

11.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Incentive Performance Units then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, and (b) the value per share unit to be used in calculating the amount described in Section 9.3(b) of any award that is awarded to Grantee in accordance with Section 8.3 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable.

12.	Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Incentive Performance Units may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding Final Award authorized by the Agreement is to be paid in accordance with the terms of Section 9, such payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative, or retained by PNC for taxes pursuant to Section 13, shall extinguish all right to payment hereunder.

13.	Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

It is the intention of the parties that the 2015-2017 Incentive Performance Units award and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Award Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

14.	Employment.

Neither the granting of the 2015-2017 Incentive Performance Units nor the calculation, determination and payment of any Final Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

15.	Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “A&L Unit” means the Asset & Liability Unit of PNC.

15.2 “Agreement” or “Award Agreement.”

“Agreement” or “Award Agreement” means the 2015-2017 A&L-Related Cash-Payable Incentive Performance Units Award Agreement between PNC and Grantee evidencing the Incentive Performance Units award granted to Grantee pursuant to the Plan.

15.3 “Annual Performance Factor” has the meaning set forth in Section 6.

15.4 “Anticipatory Termination.” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 15.4, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 15.4 (and for a termination of employment with the Corporation after a Change of Control that occurs prior to a Committee-Determined Final Award Date), “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 15.4 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

15.5 “Award” means the Incentive Performance Units award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.6 “Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement.

15.7 “Benchmark Performance Index” has the meaning set forth in Section 6.2(b).

15.8 “Board” means the Board of Directors of PNC.

15.9 “Calculated Maximum Payout Share Units” and “Calculated Maximum Payout Percentage” have the respective meanings specified in Section 7.1.

15.10 “Cause” and “termination for Cause.”

Except as otherwise required by Section 15.4, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when PNC, by PNC’s CEO or his or her designee (or, if Grantee is the CEO, the Board), determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.11 “CEO” means the chief executive officer of PNC.

15.12 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.12(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.12(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.13 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of the Award Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a Business Combination, other than an Excluded Combination, described in subsection (c) of the definition of Change of Control contained in Section 15.12; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of the Award Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

15.14 “Change-of-Control-determined Final Award Date” has the meaning set forth in Section 8.3.

15.15 “Committee-determined Final Award Date” has the meaning set forth in Section 8.2.

15.16 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.17 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 15.20, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 15.17, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

15.18 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

15.19 “Corporation” means PNC and its Consolidated Subsidiaries.

15.20 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 15.17 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c)

above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Incentive Performance Units that have not yet vested in accordance with Section 8 on the basis of such determination that Grantee has engaged in Detrimental Conduct.

15.21 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.22 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means (a) the reported closing price on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, such closing price on the next preceding day for which there were reported trades or, if the Committee has so acted, (b) fair market value as determined using such other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in PNC common stock as reported by a national securities exchange or the Nasdaq National Market, provided that such method is consistently applied. When determining Fair Market Value under this Award or any currently outstanding award under the Plan held by Grantee, the Fair Market Value will be rounded to the nearest cent.

15.23 “Final Award” means the final award, if any, (1) awarded to Grantee by the Compensation Committee in accordance with Section 8.2, or (2) awarded to Grantee by the Compensation Committee in accordance with Section 8.3, and in either case authorized to be paid out to Grantee in accordance with Section 9.

15.24 “Final Award Date” means: (1) the date on which the Compensation Committee makes its determination as to whether or not it will authorize payout of a final award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 8.2 (sometimes referred to as the “Committee-determined Final Award Date”); or (2) if a Change of Control has occurred prior to the Committee-determined Final Award Date and a Final Award has been authorized pursuant to Section 8.3, the date upon which the service requirements of Section 5.3 are satisfied (sometimes referred to as the “Change-of-Control-determined Final Award Date”).

15.25 “GAAP” or “U.S. generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.26 “Good Reason” means the definition of Good Reason contained in the Change of Control Employment Agreement between Grantee and the Corporation or any substitute employment agreement entered into between Grantee and the Corporation and then in effect or, if none, the occurrence of any of the following events without Grantee’s consent:

(a) the assignment to Grantee of any duties inconsistent in any material respect with Grantee’s position (including status, offices, titles and reporting requirements), or any other material diminution in such position, authority, duties or responsibilities;

(b) any material reduction in Grantee’s rate of base salary or the amount of Grantee’s annual bonus opportunity (or, if less, the bonus opportunity established for the Corporation’s similarly situated employees for any year), or a material reduction in the level of any other employee benefits for which Grantee is eligible receive below those offered to the Corporation’s similarly situated employees;

(c) the Corporation’s requiring Grantee to be based at any office or location outside of a fifty (50)-mile radius from the office where Grantee was employed on the Award Grant Date;

(d) any action or inaction that constitutes a material breach by the Corporation of any agreement entered into between the Corporation and Grantee; or

(e) the failure by the Corporation to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.

Notwithstanding the foregoing, none of the events described above shall constitute Good Reason unless and until (i) Grantee first notifies the Corporation in writing describing in reasonable detail the condition which constitutes Good Reason within 90 days of its initial occurrence, (ii) the Corporation fails to cure such condition within 30 days after the Corporation’s receipt of such written notice, and (iii) Grantee terminates employment within two years of its initial occurrence.

Grantee’s mental or physical incapacity following the occurrence of an event described above in clauses (a) through (e) shall not affect Grantee’s ability to terminate employment for Good Reason, and Grantee’s death following delivery of a notice of termination for Good Reason shall not affect Grantee’s estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

15.27 “Grantee” means the person to whom the Incentive Performance Units award is granted, and is identified as Grantee on page 1 of the Agreement.

15.28 “Incentive Performance Units” or “2015-2017 Incentive Performance Units” means the share-denominated incentive award opportunity performance units of the number of share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 11 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.29 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.30 “Payout Share Units.”

“Calculated Maximum Payout Share Units” has the meaning specified in Section 7.1, and “vested Payout Share Units” has the meaning specified in Section 8.1.

15.31 “Performance Factor” has the meaning set forth in Section 6.3 and Section 7.3, as applicable.

15.32 “Performance Year” has the meaning set forth in Section 6.1.

15.33 “Person” has the meaning specified in the definition of Change of Control in Section 15.12(a).

15.34 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.35 “PNC” means The PNC Financial Services Group, Inc.

15.36 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when Grantee ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

15.37 “Qualifying Retirement,” “Qualifying Disability Termination” and “Qualifying Anticipatory Termination” have the meanings specified in Section 5.3(iii), Section 5.3(iv), and Section 5.3(v), respectively.

15.38 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

15.39 “SEC” means the United States Securities and Exchange Commission.

15.40 “Section 409A” means Section 409A of the U.S. Internal Revenue Code.

15.41 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.42 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

16.	Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving the 2015-2017 Incentive Performance Units award (regardless of whether a Final Award is ultimately determined and paid or the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary

(“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

17.	Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the Federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A of the U.S. Internal Revenue Code, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code or to provide such payments or benefits in a manner that complies with the provisions of Section 409A of the U.S. Internal Revenue Code such that they will not be taxable thereunder.

17.9 Applicable Law; Clawback, Adjustment or Recoupment. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to Federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under PNC’s Incentive Compensation Adjustment and Clawback Policy, as in effect from time to time with respect to the Award, or any other applicable clawback, adjustment or similar policy in effect on or established after the Award Grant Date and to any clawback or recoupment that may be required by applicable law or regulation.

17.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

17.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

17.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

18.	Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ William S. Demchak

Chief Executive Officer

ATTEST:

By:	/s/ Christi Davis

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

10.51 - CEG 2015-2017 Incentive Performance Units

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

CORPORATE EXECUTIVE GROUP

2015-2017 INCENTIVE PERFORMANCE UNITS

AWARD AGREEMENT

* * *

GRANTEE:	[Name]

AWARD GRANT DATE:	February 13, 2015

SHARE UNITS:	[Whole number of share units]

1.	Definitions.

Certain terms used in this Corporate Executive Group 2015-2017 Incentive Performance Units Award Agreement (the “Agreement” or “Award Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

2.	2015-2017 Incentive Performance Units with Related Dividend Equivalents Award.

Pursuant to the Plan and subject to the terms and conditions of the Award Agreement, PNC grants to the Grantee named above (“Grantee”) a Share-denominated incentive award opportunity of performance units (the “Incentive Performance Units” or “2015-2017 Incentive Performance Units”) of the number of share units set forth above, together with the opportunity to receive related dividend equivalents to the extent provided herein (“Dividend Equivalents”), payable in cash, with respect to those share units (together, the “Award”). The Award is subject to acceptance by Grantee in accordance with Section 18 and is subject to the terms and conditions of the Award Agreement, including service, conduct and other conditions, corporate performance, risk performance and other adjustments, forfeiture provisions and Committee determinations, and to the Plan.

3.	Terms of Award.

This Award is subject to service, conduct-related and other conditions, corporate performance, risk performance and other adjustments, forfeiture provisions, Committee determinations, and other conditions and provisions, all as set forth in the Award Agreement.

Incentive Performance Units and Dividend Equivalents are not transferable. The Incentive Performance Units and related Dividend Equivalents are subject to forfeiture and adjustment until Final Award determination and vesting pursuant to Section 8 and are subject to upward or downward corporate performance adjustments and to downward risk performance and other adjustments from the initial number of share units, or share units to which they relate in the case of Dividend Equivalents, all in accordance with the terms of the Award Agreement.

Incentive Performance Units that are not forfeited pursuant to the service requirements or conduct-related or other provisions of Section 5 will be performance-adjusted in accordance with the corporate and risk performance adjustment provisions of Sections 6 and 7 on the basis of four separate annual factors (two corporate performance-related and two risk performance-related) that are used to generate overall Annual Performance Factors, which in turn are used to generate an overall Performance Factor. The Performance Factor is then used to determine the calculated maximum performance-adjusted share units and related dividend equivalents amount that is eligible for a Final Award determination in accordance with Section 8.

Generally, Final Award determinations will be made by the Compensation Committee (as defined in Section 15) at the end of an overall performance period of three years. In the event of Grantee’s earlier death, a Final Award determination may in such circumstances be made at an earlier time. The Compensation Committee generally may determine to reduce the calculated maximum performance-adjusted amount in its discretion when it makes a Final Award determination, but it may not increase the calculated maximum amount. A Final Award determination will be made formulaically in the event of a Change of Control.

Any Final Award (as defined in Section 15) determined and vested in accordance with Section 8 will be settled and paid out, generally in shares of PNC common stock, or a combination of stock and cash, for the share units portion of the award and cash for the related dividend equivalents, all pursuant to and in accordance with the terms of Section 9.

Related Dividend Equivalents will be accrued and will be subject to the same forfeiture, performance-adjustment, and Final Award determination and vesting conditions as the Incentive Performance Units to which they relate. Outstanding performance-adjusted Dividend Equivalents that vest in accordance with Section 8 will be paid out in cash at the same time that their related outstanding vested Incentive Performance Units are settled and paid out, all in accordance with the terms of Section 9.

Incentive Performance Units that are forfeited by Grantee pursuant to and in accordance with the service, conduct or other provisions of Section 5, or that are not represented in a Final Award awarded and vested pursuant to Section 8, will be cancelled, together with the Dividend Equivalents that relate to those Incentive Performance Units, and therefore shall terminate without payment of any consideration by PNC.

4.	Dividend Equivalents.

The Dividend Equivalents portion of the Award represents the opportunity to receive a payout in cash of an amount equal to the cash dividends that would have been paid, without interest or reinvestment, between the Award Grant Date and the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date (each as defined in Section 15), whichever first occurs, on the number of shares of PNC common stock determined as specified below had such shares been issued and outstanding shares on the Award Grant Date and thereafter through the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be. The specified number for purposes of the preceding sentence will be the number equal to the corporate and risk performance-adjusted number of share units that are outstanding and represented in the Final Award, if any, determined and vested in accordance with Section 8 (the vested Payout Share Units), whether such Final Award is determined by the Committee (as defined in Section 15) pursuant to Section 8.2 or in accordance with Section 8.3 by reason of the occurrence of a Change of Control, as applicable.

Dividend Equivalents are subject to the same service requirements, conduct and other conditions, forfeiture events, corporate and risk performance-based and other payout size adjustments, and Final Award payout determinations as the Incentive Performance Units to which they relate, all as set forth in Sections 5, 6, 7 and 8. Dividend Equivalents will not vest, be settled and paid unless and until their related Incentive Performance Units vest, are settled, and are paid out. Outstanding accrued performance-adjusted Dividend Equivalents that so vest and settle will be paid in cash in accordance with Section 9.

5.	Forfeiture Provisions: Termination Upon Failure to Meet Applicable Service, Conduct or Other Conditions.

5.1 Termination of Award Upon Forfeiture of Share Units. The Award is subject to the forfeiture provisions set forth in this Section 5. The Award will terminate with respect to all or a specified portion, as applicable, of the Incentive Performance Units and related Dividend Equivalents evidenced by the Award Agreement upon the forfeiture and cancellation of such Incentive Performance Units and related Dividend Equivalents, or specified portion thereof, pursuant to the terms and conditions of this

Section 5, and neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in either such Incentive Performance Units or related Dividend Equivalents, or specified portion thereof.

5.2 Forfeiture of Award Upon Failure to Meet Service Requirements. If, at the time Grantee ceases to be employed by the Corporation, Grantee has failed to meet the service requirements set forth in this Section 5 with respect to the Award, then all then outstanding Incentive Performance Units, together with the Dividend Equivalents related to such Incentive Performance Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date (as defined in Section 15).

5.3 Service Requirements. Grantee will meet the service requirements of the Award if Grantee meets the conditions of any of the subclauses below. If more than one of the following subclauses is applicable, Grantee will have met the service requirements for the Award upon the first to occur of such conditions.

(i)	Grantee continues to be an employee of the Corporation through and including the Final Award Date.

(ii)	Grantee ceases to be an employee of the Corporation by reason of Grantee’s death.

(iii)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause (as defined in Section 15.10) and where Grantee’s termination of employment as of such date qualifies as a Retirement (as defined in Section 15) (a “Qualifying Retirement”).

(iv)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was not terminated by the Corporation for Cause and where Grantee’s employment was terminated as of such date by the Corporation by reason of Grantee’s Disability (as defined in Section 15) (a “Qualifying Disability Termination”).

(v)	Grantee continues to be an employee of the Corporation until Grantee’s Termination Date where Grantee’s employment was terminated as of such date by the Corporation and such termination is an Anticipatory Termination (as defined in Section 15) (a “Qualifying Anticipatory Termination”).

(vi)

Grantee continues to be an employee of the Corporation, including any successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, on January 2, 2018 where a Change of Control (as defined in Section 15) is consummated prior to a Committee-determined

Final Award Date (as defined in Section 15) or where Grantee’s employment with the Corporation was terminated after the Change of Control by the Corporation without Cause (as defined in Section 15.3) or by Grantee’s voluntarily resignation from the Corporation for Good Reason (as defined in Section 15).

5.4 Forfeiture of Award Upon Termination for Cause or Pursuant to Detrimental Conduct Provisions.

(a) Termination for Cause. In the event that Grantee’s employment with the Corporation is terminated by the Corporation (a) for Cause (as defined in Section 15.10) prior to the Committee-determined Final Award Date and prior to the occurrence of a Change of Control, if any, or (b) for Cause (as defined in Section 15.3) after a Change of Control and prior to the Change-of-Control-determined Final Award Date, then all then outstanding Incentive Performance Units, together with all accrued Dividend Equivalents related to such then outstanding Incentive Performance Units, will be forfeited by Grantee to PNC and cancelled without payment of any consideration by PNC as of Grantee’s Termination Date.

(b) Detrimental Conduct. At any time prior to the date that a Final Award determination is made and the Award vests, or the date that the Incentive Performance Units and related Dividend Equivalents expire unvested or are cancelled pursuant to other provisions of the Award Agreement, the Incentive Performance Units and related Dividend Equivalents, or specified portion thereof, will be forfeited by Grantee to PNC and cancelled, without payment of any consideration by PNC, on the date and to the extent that PNC determines in its sole discretion to so cancel all or a specified portion of the Incentive Performance Units and related Dividend Equivalents on the basis of its determination that Grantee has engaged in Detrimental Conduct as set forth in Section 15.18, whether such determination is made during the period of Grantee’s employment with the Corporation or after Grantee’s Termination Date; provided, however, that (i) Detrimental Conduct will not apply to conduct by or activities of successors to the Incentive Performance Units and related Dividend Equivalents by will or the laws of descent and distribution in the event of Grantee’s death; (ii) no determination that Grantee has engaged in Detrimental Conduct may be made between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control, other than where such determination is based on or resulting from Grantee having committed Detrimental Conduct as described in Section 15.18(b) or in Section 15.18(c); and (iii) no determination that Grantee has engaged in Detrimental Conduct may be made after the occurrence of a Change of Control, other than where such determination is based on or resulting from Grantee having committed Detrimental Conduct as described in Section 15.18(b) or in Section 15.18(c).

5.5 Clawback, Adjustment or Recoupment. Incentive Performance Units and related Dividend Equivalents shall be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under PNC’s Incentive

Compensation Adjustment and Clawback Policy, as in effect from time to time with respect to the Award, or any other applicable clawback, adjustment or similar policy in effect on or established after the Award Grant Date and to any clawback or recoupment that may be required by applicable law or regulation.

6.	Performance Conditions and Related Annual Performance Factors.

6.1 General. Incentive Performance Units and related Dividend Equivalents are subject to corporate and risk performance conditions and adjustments, all as set forth in the Award Agreement unless and until amended prospectively by the Compensation Committee.

In the standard circumstances, corporate and risk performance is measured over three performance years (calendar years 2015, 2016 and 2017) as provided in this Section 6; however, in certain circumstances, generally involving Grantee’s death or a Change of Control, measurements may be made for fewer than three performance years and/or measurements for a performance year may involve less than a full four quarters or may be based on a quarter-end date other than December 31st, as the case may be, all as provided in Section 7.

Performance measurements and the generation of annual performance factors based on each corporate and risk performance condition, the generation of an overall Annual Performance Factor based on these component annual factors for each applicable annual measurement period (“Performance Year”), the generation of an overall Performance Factor for the Award, and the performance-adjustment of the Incentive Performance Units and related accrued Dividend Equivalents in varying circumstances are set forth in Sections 6 and 7.

All determinations made by the Compensation Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

6.2 First Corporate Performance Condition and Related Annual Performance Factor.

(a) General. For the First Corporate Performance Condition, corporate performance will be measured under the Relative EPS Growth Corporate Performance Metric (also sometimes referred to as the First Corporate Performance Metric), as specified in this Section 6.2 below, for each Performance Year in the Award and will generate an Annual EPS Growth Performance Factor that relates to each such Performance Year. The Annual EPS Growth Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 125.00% based on the First Corporate Performance Metric, as described in this Section 6.2.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a

Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this First Corporate Performance Metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual EPS Growth Performance Factor for the given Performance Year will be calculated in accordance with this Section 6.2.

PNC will present information to the Compensation Committee with respect to PNC’s level of performance with respect to the Relative EPS Growth Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual EPS Growth Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) First Corporate Performance Metric. The Compensation Committee has determined that the First Corporate Performance Metric for this Award will be PNC EPS growth relative to similar performance of PNC’s Peers (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

EPS growth. EPS growth with respect to a given Performance Year means the growth or decline, as the case may be, in EPS achieved by PNC or other Peer for the given covered period of that Performance Year as compared to EPS for the comparable period of the prior calendar year, expressed as a percentage (with a positive percentage for growth over the comparable prior year period EPS and a negative percentage for decline from the comparable prior year period EPS, as the case may be) rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

EPS. EPS for this purpose means the publicly-reported diluted earnings per share of PNC or other Peer for the given covered period or period of comparison, as the case may be, in each case as adjusted, on an after-tax basis, for the impact, as applicable to EPS, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21, rounded to the nearest cent with $0.005 being rounded upward to $0.01.

Peer Group. The Peer Group is determined by the Compensation Committee and may be reset by the Compensation Committee annually but no later than the 90th day of that year. EPS growth performance measurements for a given covered performance period will be made with respect to the Peers in the Peer Group as they exist on the last day of that covered period taking into account Peer name changes and the elimination from the Peer Group of any members that have been eliminated since the beginning of the year due, for example, to consolidations, mergers or other material corporate reorganizations.

Unless and until reset prospectively by the Compensation Committee, the Peer Group will consist of the following members: PNC; BB&T Corporation; Bank of America Corporation; Capital One Financial, Inc.; Fifth Third Bancorp; JPMorgan Chase; KeyCorp; M&T Bank; Regions Financial Corporation; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Co.

Rankings. The performance of PNC and each of the other Peers, as such Peer Group exists as of the last day of a given covered period, is measured for the given covered performance period with respect to the First Corporate Performance Metric — Relative EPS Growth Corporate Performance — as set forth above. This performance is measured annually for each applicable Performance Year (which may consist of a full calendar year or a shorter partial-year period as required by the Award Agreement) in the applicable overall performance period.

After measuring EPS growth for PNC and its Peers for the covered performance period with respect to a given year, PNC and its Peers will be ranked for that covered period based on their respective EPS growth performances, in each case as adjusted as set forth in the following paragraph.

Rankings Adjustments. When ranking PNC’s and the other Peers’ EPS growth performance for a given Performance Year, a Peer that had positive adjusted earnings (as set forth above) for that covered year or partial year period will be ranked above any Peer that had a loss (i.e., negative adjusted earnings) for that covered year or partial year period or that had a loss either for that covered period or for the comparable period of the comparison year.

(c) Annual EPS Growth Performance Factor. The Compensation Committee also establishes the applicable Relative EPS Growth Corporate Performance Schedule (sometimes referred to herein as the First Corporate Performance Metric Schedule) for the 2015-2017 Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following First Corporate Performance Metric Schedule will be applied in order to generate an Annual EPS Growth Performance Factor for each applicable Performance Year in the applicable overall performance period.

Once PNC and other Peer EPS growth and relative rankings with respect to such performance have been measured and calculated for a given Performance Year in accordance with Section 6.2(a) and (b) above, the table that follows and interpolation are used to generate an Annual EPS Growth Performance Factor for that given full or partial year period, as the case may be, based on such relative covered period performance. The Annual EPS Growth Performance Factor for the given Performance Year is the applicable unadjusted payout percentage in the table, adjusted as indicated in the footnotes to that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. In no event will the Annual EPS Growth Performance Factor be greater than 125.00% or less than 0.00%.

The table used for this First Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized the 2015-2017 Incentive Performance Units, is as follows.

Relative EPS Growth Corporate Performance Measure
Peer Group Position with respect to Covered Period EPS Growth Performance		Unadjusted Payout Percentage *
Maximum	#1	125.00%
	#2	125.00%
	#3	125.00%
	#4	120.00%
	#5	115.00%
	#6	105.00%
	#7	95.00%
	#8	80.00%
	#9	60.00%
	#10	40.00%
Minimum	#11	0%
	#12	0%

*	Consistent with the design of this compensation program and approach taken in prior years, this schedule interpolates results to arrive at final annual corporate performance potential payout percentages for relative EPS growth corporate performance. In other words, the final annual corporate performance payout percentage for the relative EPS growth corporate performance metric for a given covered period will depend both on PNC’s relative covered period EPS growth performance ranking (which generates a payout percentage range between the midpoints of the payout percentages for the rank below and the rank above PNC) and on PNC’s performance for that covered period relative to the EPS growth performance of the peers ranked immediately above and below PNC (which determines the adjusted payout percentage within this range). Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

The calculated payout percentage for the First Corporate Performance Metric with respect to a given full or partial year Performance Year depends both on PNC’s relative covered period ranking achieved with respect to that performance metric and on PNC’s covered period performance for that metric relative to the comparable performance of the

Peers ranking immediately above and below PNC (other than where PNC ranks #1 or ranks near the bottom at #11 or #12). This calculated percentage is rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

For example, if PNC achieves a #5 covered period ranking, the schedule indicates that the payout percentage for this rank would be between 110.00% (which is the mid-point between 105.00% and 115.00% in the table) and 117.50% (which is the mid-point between 115.00% and 120.00% in the table). The final calculated payout percentage, and thus the Annual EPS Growth Performance Factor, depends on how PNC’s EPS growth for the covered period compares to the covered period EPS growth of the Peers ranking immediately above and below PNC, in this example the performance of the Peers ranking #4 and #6.

At the other end of the scale, if for example PNC achieves a #10 covered period ranking (the lowest ranking that would generate a payout percentage above zero) for the Relative EPS Growth Corporate Performance Metric, the schedule indicates that the payout percentage for this rank would be between 20.00% and 50.00% and the final calculated payout percentage (the Annual EPS Growth Performance Factor) would be determined based on the comparison of PNC’s covered period performance for that corporate performance metric to that of the Peers ranking #9 and #11; provided, however, that in any case where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual EPS Growth Performance Factor for PNC’s relative performance with respect to the Relative EPS Growth Corporate Performance Criteria for the given full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, as defined in Section 15, or after the occurrence of a Change of Control) but may not increase it.

6.3 Second Corporate Performance Condition and Related Annual Performance Factor.

(a) General. For the Second Corporate Performance Condition, corporate performance will be measured under the ROCE-Related Corporate Performance Metric (also sometimes referred to as the Second Corporate Performance Metric), as specified in this Section 6.3 below, for each Performance Year in the Award and will generate an Annual ROCE-Related Performance Factor that relates to each such Performance Year. The Annual ROCE-Related Performance Factor for a given Performance Year can range from a low of 0.00% to a maximum of 125.00% based on the Second Corporate Performance Metric, as described in this Section 6.3.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a

Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement period for a Performance Year for purposes of this Second Corporate Performance Metric will cover the full four quarters of the applicable Performance Year (January 1 through December 31) and the Annual ROCE-Related Performance Factor for the given Performance Year will be calculated in accordance with Section 6.3.

PNC will present information to the Compensation Committee with respect to PNC’s level of performance with respect to the ROCE-Related Corporate Performance Metric for a given Performance Year as soon as practicable following the end of that performance period. The process of certification of the level of PNC’s performance with respect to a given Performance Year will generally occur in late January or early February after the applicable year-end date.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual ROCE-Related Performance Factor with respect to an applicable Performance Year will be determined as set forth in Section 7 and this may in some circumstances include a performance period for a given Performance Year that covers fewer than four quarters.

(b) Second Corporate Performance Metric. The Compensation Committee has determined that the Second Corporate Performance Metric for this Award will be PNC ROCE relative to the level of ROCE performance specified by the Committee as of the beginning of that calendar year to serve as the ROCE hurdle with respect to the given year (as specified below), all measured as set forth herein unless and until amended prospectively by the Compensation Committee.

“ROCE” with respect to a given year means the ROCE achieved by PNC for the given covered period of that year and may be a positive or negative return, as the case may be. “ROCE” for this purpose means the publicly-reported return on average common shareholders’ equity of PNC for the given covered period of the year, as adjusted, on an after-tax basis, for the impact, as applicable to ROCE, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21, expressed as a percentage rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

“ROCE hurdle” with respect to a given Performance Year will be the level of ROCE performance specified by the Compensation Committee as the ROCE hurdle for that calendar year as established by the Committee no later than March 30th of that Performance Year for purposes of comparison PNC’s ROCE to such hurdle for this Award. For the 2015 Performance Year, this hurdle as approved by the Compensation Committee is related to PNC’s cost of common equity and is set at 7.40%.

(c) Annual ROCE-Related Performance Factor. The Compensation Committee also establishes the applicable ROCE-Related Corporate Performance

Schedule (sometimes referred to herein as the Second Corporate Performance Metric Schedule) for the 2015-2017 Incentive Performance Units. Unless and until amended prospectively by the Compensation Committee, the following Second Corporate Performance Metric Schedule will be applied in order to generate an Annual ROCE-Related Performance Factor for each applicable Performance Year in the applicable overall performance period.

After measuring the level of PNC’s ROCE performance for a given Performance Year in accordance with Section 6.3(a) and (b) above, this amount is then compared to the Committee-specified ROCE hurdle level for that calendar year. ROCE performance expressed as a percentage of the applicable ROCE hurdle level, rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, is then used to generate an Annual ROCE-Related Performance Factor with respect to that covered period using the Second Corporate Performance Metric Schedule as follows.

The table that follows and interpolation are used to generate an Annual ROCE-Related Performance Factor for the full or partial year period, as the case may be, in a given Performance Year based on such covered period ROCE performance compared to the applicable ROCE hurdle for that Performance Year. The Annual ROCE-Related Performance Factor will be the applicable payout percentage in the table, adjusted as indicated in the footnotes to that table, and rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%.

The table used for this Second Corporate Performance Metric Schedule, as established by the Compensation Committee at the time it authorized the 2015-2017 Incentive Performance Units, is as follows. The following table assigns an Annual ROCE-Related Performance Factor with respect to ROCE-related performance for the applicable covered period. Percentages for performance between the points indicated on the table are interpolated. The final annual payout percentage with respect to the ROCE-related corporate performance measure for a given covered period is rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%. This percentage, which cannot go above 125.00% or below 0.00%, is the Annual ROCE-Related Performance Factor for the given Performance Year.

ROCE-Related Corporate Performance Measure
PNC’s Return on Average Common Shareholders’ Equity as a Percentage of the Committee-Specified ROCE Hurdle		Payout Percentage *
Maximum	110.00% or greater	125.00%

	105.00%	100.00%

	100.00%	75.00%

	75.00%	50.00%

Minimum	50.00% or less	0.00%

*	Consistent with the design of this compensation program, this schedule interpolates results for performance between the points indicated on this table. Where interpolation is impracticable or would not produce a meaningful result, the unadjusted percentage will be used.

Compensation Committee Negative Discretion. Once the Annual ROCE-Related Performance Factor for PNC’s performance with respect to the ROCE-Related Corporate Performance Criteria for the given full year or partial-year covered period of a given Performance Year has been determined using the table above and interpolation, the Compensation Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, or after the occurrence of a Change of Control) but may not increase it.

6.4 First Risk Performance Condition and Related Annual Performance Factor. For the First Risk Performance Condition, risk performance will be measured under the Tier 1 Risk-Based Performance Metric (also sometimes referred to as the First Risk Performance Metric), as specified below, for each Performance Year in the Award and will generate an Annual Tier 1 Risk-Based Performance Factor that relates to each such Performance Year. The Annual Tier 1 Risk-Based Performance Factor for a given Performance Year could be either 100.00% or 0.00% based on the First Risk Performance Metric, as described below.

The First Risk Performance Metric for this Award, the Tier 1 Risk-Based Performance Metric, is whether PNC has, as of the applicable performance measurement date for that Performance Year, met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the applicable performance measurement date for a Performance Year for purposes of this First Risk Performance Metric will be the year-end date of the applicable Performance Year. For example, for the 2016 Performance Year, the specified Tier 1 risk-based capital ratio will be the ratio as of December 31, 2016, except as otherwise provided in Section 7 where applicable under the circumstances.

The process of certification of the level of PNC’s performance with respect to the Tier 1 Risk-Based Performance Metric will occur as soon as practicable after the applicable performance measurement date (in the case of determinations made in standard circumstances pursuant to this Section 6.4, after the applicable year-end date). PNC will present information to the Compensation Committee with respect to (1) the minimum specified Tier 1 risk-based capital ratio PNC is required to achieve in order to meet the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC and (2) the applicable Tier 1 risk-based capital ratio achieved by PNC with respect to the Performance Year, which will be based on PNC’s publicly reported financial results for the period ending on the applicable performance measurement date. In standard circumstances, this will generally be the public release of earnings results for PNC’s fourth quarter that occurs after the year-end measurement date, so that the Compensation Committee will be able to make its determination in late January or early February following the applicable performance year-end.

In the standard circumstances, the Annual Tier 1 Risk-Based Performance Factor for a Performance Year will be 100.00% if, as of the applicable performance measurement date for that performance period, PNC has met or exceeded the required Tier 1 risk-based capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC. If PNC has not met or exceeded such required ratio, the Annual Tier 1 Risk-Based Performance Factor for that performance period will be 0.00%.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year is 0.00%, this would mean that the Award has failed to meet the risk performance condition with respect to that Performance Year and the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

If the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year is 100.00%, this will reflect no downward adjustment for performance with respect to this risk metric for that performance period.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Tier 1 Risk-Based Performance Factor with respect to a given Performance Year will be determined as set forth in Section 7.

6.5 Second Risk Performance Condition and Related Annual Performance Factor.

(a) Annual Risk Review Performance Factor. Risk performance will be measured under the Second Risk Performance Condition, as specified below, for each Performance Year in the Award and will generate an Annual Risk Review Performance Factor that relates to such Performance Year.

The Annual Risk Review Performance Factor for a given Performance Year could range from 100.00%, reflecting no downward adjustment for performance with respect to this risk metric for that Performance Year, to an Annual Risk Review Performance Factor reflecting a downward adjustment to a specified percentage amount for this Factor, to an Annual Risk Review Performance Factor of 0.00%, all as further provided in this Section 6.

In the standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceases by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the Annual Risk Review Performance Factor with respect to an applicable Performance Year will be determined as follows.

(1) If an Annual Risk Performance Review is not required with respect to the applicable Performance Year by the Risk Performance Review Criteria set forth in Section 6.5(c) below as applicable for that Performance Year, then the Annual Risk Review Performance Factor for that Performance Year will be 100.00%, effective as of the date it is determined that an Annual Risk Performance Review will not be conducted with respect to that Performance Year.

(2) If an Annual Risk Performance Review is triggered by the provisions of Section 6.5(c) and is conducted, as set forth in Section 6.5(b) below, with respect to the applicable Performance Year, then the Annual Risk Review Performance Factor for that Performance Year will be as determined by the Compensation Committee as part of such review, effective as of the Compensation Committee determination date, and will be in the range of 100.00% down to 0.00%.

(3) If the Compensation Committee-determined Annual Risk Review Performance Factor with respect to a given Performance Year is 0.00%, the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the Annual Risk Review Performance Factor with respect to a given Performance Year will be determined as set forth in Section 7.

(b) Annual Risk Performance Review. In general, while the Award is outstanding an Annual Risk Performance Review will be conducted with respect to any Performance Year for which such review is triggered as set forth in Section 6.5(c) below. Any such determination in accordance with Section 6.5(c) that an Annual Risk Performance Review will be conducted with respect to a given Performance Year will generally be made shortly after the close of the applicable Performance Year, but no later than the 45th day following the close of such year.

When an Annual Risk Performance Review is required by Section 6.5(c) with respect to a given completed Performance Year, either by action of the Compensation Committee or because the specific performance-metric-based review trigger is met, or a combination thereof, such review will be conducted shortly after the close of such calendar Performance Year but no later than the end of the first quarter following such close.

As part of such review, the Compensation Committee will consider whether, in its discretion, downward adjustment for risk performance with respect to the applicable Performance Year would be appropriate as applied to Grantee and, if so, will reflect such adjustment in the Annual Risk Review Performance Factor for that Performance Year. An Annual Risk Review Performance Factor as determined by the Compensation Committee will be in the range of 100.00% down to 0.00%. A downward adjustment for risk performance would be reflected in an Annual Risk Review Performance Factor with respect to that Performance Year of less than 100.00%. A Factor of 0.00% would mean that the Award has failed to meet this risk performance condition with respect to that Performance Year and the overall Annual Performance Factor that relates to that Performance Year will be 0.00%.

If the Compensation Committee determines in its discretion that it would not be appropriate to apply a downward adjustment for risk performance for such Performance Year to Grantee’s Incentive Performance Units and related Dividend Equivalents, that determination would be reflected in an Annual Risk Review Performance Factor for that Performance Year of 100.00%.

(c) Risk Performance Review Criteria. Unless and until amended prospectively by the Compensation Committee, the Risk Performance Review Criteria for a given Performance Year are as set forth below.

An Annual Risk Performance Review is required with respect to a given Performance Year if triggered by either or both of the following criteria: (1) the Compensation Committee requires a review in its discretion; or (2) PNC’s return on economic capital, with specified adjustments (“ROEC”), is less than the applicable Compensation Committee-specified ROEC hurdle amount.

For purposes of this Award Agreement, “ROEC” will have the meaning set forth in Section 15.43. The “ROEC hurdle” for a given risk Performance Year will be the risk performance hurdle specified for that Performance Year by the Compensation Committee no later than March 30th of that Performance Year for purposes of comparison of ROEC to such hurdle for this Award. For the 2015 Performance Year, this hurdle as approved by the Compensation Committee is related to PNC’s cost of capital and is set at 7.76%.

The Compensation Committee also approved a hurdle related to PNC’s cost of capital set at 7.76% for the 2015 performance year for purposes of comparison of ROEC to such hurdle for the 2013 and 2014 Incentive Performance Unit awards to members of PNC’s Corporate Executive Group.

6.6 Overall Annual Performance Factor and Overall Performance Factor in Standard Circumstances. In standard circumstances where Grantee continues to be an employee of the Corporation (or where Grantee’s employment with the Corporation ceased by reason of a Qualifying Retirement or a Qualifying Disability Termination) and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the overall Annual Performance Factor for a given Performance Year and the overall Performance Factor for the Award will be calculated as set forth in this Section 6.6.

For circumstances where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, the component Annual Performance Factors, the overall Annual Performance Factors, and the final overall Performance Factor with respect to the Award will be determined as set forth in Section 7.

(a) Overall Annual Performance Factor. In standard circumstances, once the four annual performance factors (the Annual EPS Growth Performance Factor, the Annual ROCE-Related Performance Factor, the Annual Tier 1 Risk-Based Performance Factor, and the Annual Risk Review Performance Factor) have been determined for a given Performance Year in accordance with the applicable provisions of Section 6, the overall Annual Performance Factor for that Performance Year will be calculated as follows.

The Annual EPS Growth Performance Factor for a given Performance Year and the Annual ROCE-Related Performance Factor for that same Performance Year will be averaged to generate the overall Annual Corporate Performance Factor for that Performance Year. This overall Annual Corporate Performance Factor is the maximum size that the overall Annual Performance Factor for a given year can reach and cannot exceed 125.00%. The risk-based factors can reduce the overall corporate factor but cannot increase it.

Once an overall Annual Corporate Performance Factor has been determined for the Performance Year, the Annual Tier 1 Risk-Based Performance Factor for that same Performance Year will be applied as a percentage to that overall corporate factor.

If the applicable Annual Tier 1 Risk-Based Performance Factor is 0.00%, the overall Annual Corporate Performance Factor with respect to that same Performance Year will be 0.00%. If the applicable Annual Tier 1 Risk-Based Performance Factor with respect to that Performance Year is 100.00%, there will be no downward adjustment to the overall Annual Corporate Performance Factor for this first risk performance factor, and the second risk performance factor, the Annual Risk Review Performance Factor, for the same Performance Year will then be applied.

Assuming that the overall Annual Performance Factor is not determined to be 0.00% as a result of application of the first risk performance factor, the Annual Risk Review Performance Factor for the Performance Year, which can range from 0.00% to 100.00%, will then be applied as a percentage of the overall Annual Corporate Performance Factor for the same Performance Year to generate the overall Annual Performance Factor for that Performance Year.

For example, if for a given Performance Year the Annual EPS Growth Performance Factor and the Annual ROCE-Related Performance Factor are 115.00% and 95.00%, respectively, resulting in an overall Annual Corporate Performance Factor of 105.00%, the Annual Tier 1 Risk-Based Performance Factor is 100.00%, and the Annual Risk Review Performance Factor is 95.00%, the overall Annual Performance Factor for that Performance Year would be 99.75%.

If both risk performance factors are 100.00%, there is no downward adjustment to the overall corporate performance factor for risk performance and the overall Annual Performance Factor would be the same percentage as the overall Annual Corporate Performance Factor for that Performance Year.

If either risk performance factor for an applicable Performance Year is 0.00%, the overall Annual Performance Factor with respect to that same Performance Year will be 0.00%.

Calculation of the overall Annual Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while

Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

An overall Annual Performance Factor, whether calculated pursuant to Section 6.6 or Section 6.6 and Section 7.3, as applicable, will be rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, provided that an overall Annual Performance Factor may not in any event be greater than 125.00% or less than 0.00%.

(b) Overall Performance Factor. After presentation of information on performance results and calculations of the component and overall annual performance factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor for the Award will be determined.

In standard circumstances, the overall Performance Factor will be generated by taking the average of the overall Annual Performance Factors for the three Performance Years (2015, 2016 and 2017) for the Award.

Calculation of the overall Performance Factor for non-standard circumstances, where there is a Change of Control or Grantee dies, in either case while Grantee is still an employee of the Corporation or following a Qualifying Retirement or a Qualifying Disability Termination, or where Grantee has a Qualifying Anticipatory Termination, is set forth in Section 7.

The overall Performance Factor, whether calculated pursuant to Section 6.6 or Section 6.6 and Section 7.3, as applicable, will be rounded to the nearest one-hundredth, with 0.005% being rounded upward to 0.01%, provided that the overall Performance Factor may in no event be greater than 125.00% or less than 0.00%.

7.	Performance-Related Adjustments to Incentive Performance Units and Dividend Equivalents.

7.1 Performance Adjustment of Outstanding Share Units. Once the overall Performance Factor for the Incentive Performance Units and related Dividend Equivalents has been determined in accordance with Section 6 and Section 7.3, as applicable, and provided that the Award has not been cancelled pursuant to any of the forfeiture provisions of Section 5, the number of outstanding share units in the Award will be performance adjusted as applicable in accordance with this Section 7. The outstanding performance-adjusted Incentive Performance Units and performance-adjusted Dividend Equivalents represent the maximum size of any Final Award that may be determined and vest pursuant to Section 8 where the Award has not been forfeited pursuant to Section 5.

Outstanding Incentive Performance Units and related Dividend Equivalents will be performance-adjusted in accordance with Section 7.2 where Grantee is still an employee of the Corporation (or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability) and where there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, all as of the Final Award Determination Date set forth in Section 8.

Where Grantee has died (whether while an employee or after a Qualifying Retirement or Qualifying Disability) or ceased to be an employee by reason of a Qualifying Anticipatory Termination or where there has been a Change of Control, determination of the overall Performance Factor(s) and performance-adjustment of the Incentive Performance Units and related Dividend Equivalents will be made in accordance with Section 7.3 at the time specified in Section 8.

The outstanding performance-adjusted Incentive Performance Units that are eligible to be the basis for a Final Award determination, provided that all of the other conditions of the Award Agreement are met, are sometimes referred to as the “Calculated Maximum Payout Share Units” and the percentage applied to the outstanding share units in order to arrive at the Calculated Maximum Payout Share Units is sometimes referred to as the Calculated Maximum Payout Percentage for the Award.

Dividend Equivalents will be subject to the same overall Performance Factor and performance adjustment that is applied to the Incentive Performance Units to which they relate. Performance-adjusted Dividend Equivalents are sometimes referred to as “the Dividend Equivalents related to the Calculated Maximum Payout Share Units.”

7.2 Standard Circumstances. Where, as of the Final Award Determination Date, Grantee is still an employee of the Corporation or ceased to be an employee by reason of a Qualifying Retirement or Qualifying Disability and there has not been a Change of Control and Grantee has not died or had a Qualifying Anticipatory Termination, the performance-adjusted number of share units in the Award will be equal to a percentage of the initial share units in the Award that remain outstanding, rounded to the nearest one-hundredth with 0.005 share units being rounded upward to 0.01 share units, where the percentage to be applied is equal to the overall Performance Factor as determined in accordance with Section 6.6(b). Only outstanding performance-adjusted share units in the Award are eligible to be the basis for a Final Award determination pursuant to Section 8 provided that all of the other conditions of the Award Agreement are met.

In non-standard circumstances, the performance-adjusted number of share units for the Award will be calculated as provided in Section 7.3.

7.3 Death, Qualifying Anticipatory Termination, and Change of Control.

(a) Death. Where Grantee dies while an employee of the Corporation, or following a Qualifying Retirement or Qualifying Disability Termination, and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible to be the basis for a Final Award determination (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows at the time specified in Section 8.

Where a Final Award determination is made by the Committee pursuant to Section 8.2, the maximum number of performance-adjusted share units that may be awarded by the Committee will be calculated by applying an overall Performance Factor calculated as provided below to the total number of share units outstanding at the time of Final Award determination, without proration.

After presentation of information on performance results and calculations of the applicable component and overall annual performance factors by PNC to the Compensation Committee and certification of performance results, the overall Performance Factor to be applied to the outstanding share units in these circumstances will be calculated as the average of the overall Annual Performance Factor calculated in accordance with Section 6 as if Grantee were a continuing employee for each calendar Performance Year completed prior to Grantee’s death, if any, and for the calendar Performance Year in which Grantee’s death occurs (whether or not such calculations are completed prior to Grantee’s death) and an overall Annual Performance Factor of 100.00% for each calendar Performance Year, if any, remaining in the portion of the Award performance period following the calendar year in which Grantee died, if any.

Where a Change of Control occurs after Grantee’s death but prior to the time the Committee makes a Final Award determination pursuant to Section 8.2, either to approve a Final Award to Grantee of the Calculated Maximum Payout Share Units calculated as described above or of a lesser number of share units or of no units, a Change-of-Control-determined Final Award will be calculated as follows.

Where a Change of Control occurs after Grantee’s death but prior to the time the Committee makes a Final Award determination, the number of outstanding performance-adjusted Incentive Performance Units eligible to be the basis for a Final Award determination in accordance with Section 8.3 will be either (1) or (2) as applicable: (1) if Grantee dies in the calendar year prior to the calendar year in which the Change of Control occurs, the same maximum number of outstanding performance-adjusted share units calculated as described above in this Section 7.3(a); or (2) if Grantee dies in the same calendar year in which the Change of Control occurs but prior to that Change of Control, the number of outstanding performance-adjusted share units calculated for both the first and second parts of a Final Award calculated in accordance with Section 7.3(c) below as if Grantee were a continuing employee.

Dividend Equivalents cease to accrue as of the Final Award Date and will be performance-adjusted using the same performance factor applied to the Incentive Performance Units to which they relate; provided, however, that in the event that clause (2) of the preceding paragraph is applicable, the provisions of Section 7.3(c) with respect to the factor applicable to Dividend Equivalents will remain applicable in this case as well.

If Grantee dies after a Change of Control occurs, the provisions of Section 7.3(c) will continue to apply.

(b) Qualifying Anticipatory Termination. Where Grantee is no longer an employee of the Corporation and Grantee’s termination of employment was a Qualifying Anticipatory Termination and the Award has not been forfeited pursuant to Section 5 and a Final Award determination is made by the Committee pursuant to Section 8.2 or a Final Award is determined pursuant to Section 8.3 due to the occurrence of a Change of Control, the maximum number of performance-adjusted share units eligible to be the basis for a Final Award determination (the Calculated Maximum Payout Share Units) in these circumstances will be determined as follows.

Where Grantee has not died prior to the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined in the same manner and at the same time as if Grantee had remained an employee of the Corporation pursuant to Section 6 or Section 6 and Section 7.3(c), as applicable; provided, however, that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

If Grantee dies following a Qualifying Anticipatory Termination but prior to the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as the case may be, the Calculated Maximum Payout Share Units will be determined pursuant to Section 7.3(a) in the same manner and at the same time as if Grantee had died at the same time but while an employee of the Corporation; provided, however, that if a Change of Control is pending but has not yet occurred at the Committee-determined Final Award Date, the Committee will have no discretion to reduce Grantee’s Calculated Maximum Payout Share Units under these circumstances.

(c) Change of Control. Where a Change of Control occurs prior to the Committee-determined Final Award Date and Grantee remains eligible for a Final Award determined pursuant to Section 8.3 (that is, the Award has not been forfeited prior to the Change of Control date pursuant to Section 5 and, as of the day immediately prior to the Change of Control, Grantee is either still an employee of the Corporation or has had a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination) and Grantee has not died, the share units will be divided into two parts, and a Performance Factor will be determined separately for each part at the time specified in Section 8.3. The performance-adjusted share units in each part will be determined by applying the performance factor for that part to the share units in the same part, and the total performance-adjusted Incentive Performance Units will be the sum of the performance-adjusted share units in these two parts.

The number of Incentive Performance Units in the first part will be equal to the total outstanding share units multiplied by the number of full calendar quarters completed between January 1, 2015 and the Change of Control date (including, if applicable, the quarter completed on the Change of Control date if the Change of Control occurs on a quarter-end day), then divided by 12 (the number of quarters in the standard three year performance period for the Award). The remaining Incentive Performance Units will be in the second part.

The Performance Factor for the first part (the Pre-Change-of-Control Factor) will be calculated using the weighted average of the overall Annual Performance Factor or Factors for all calendar Performance Years completed prior to the Change of Control date and, provided that the Change of Control occurs on or after March 31st of such year, the overall Annual Performance Factor for the Performance Year in which the Change of Control occurs, each calculated as follows.

For purposes of calculating the Pre-Change-of-Control Factor, the overall Annual Performance Factor for any calendar Performance Year completed prior to the Change of Control will begin with an Annual Corporate Performance Factor of the higher of 100.00% and the overall Annual Corporate Performance Factor for that year calculated in accordance with Sections 6.2, 6.3 and 6.6 as if there had not been a Change of Control, and will then apply the Annual Tier 1 Risk-Based Performance Factor and the Annual Risk Review Performance Factor for that same Performance Year calculated in accordance with Sections 6.4 and 6.5 as if there had not been a Change of Control to arrive at the overall Annual Performance Factor for that calendar Performance Year.

The overall Annual Performance Factor for the Performance Year in which the Change of Control occurs will begin with an Annual Corporate Performance Factor of the higher of 100.00% and a corporate factor calculated in the same manner as in Sections 6.2, 6.3 and 6.6 but using the full quarters of the year completed prior to or as of the Change of Control date as the Performance Year, whether that constitutes a full calendar year or a partial year, and will then apply an Annual Tier 1 Risk-Based Performance Factor calculated in the same manner as in Section 6.4 but based on PNC’s Tier 1 risk-based capital ratio as of the last quarter-end prior to the Change of Control date (or, if the Change of Control occurs on a quarter-end date and if such information is available with respect to and applicable for such date, on the Change of Control date) and an Annual Risk Review Performance Factor that is the same as the Annual Risk Review Performance Factor applicable to the prior calendar Performance Year if an Annual Risk Review Performance Factor had previously been determined for that year in accordance with clause (1) or (2) of Section 6.5(a) above, as applicable, prior to the Change of Control, or if none 100.00%; provided, however, if the Change of Control occurs prior to the end of the first quarter of such Performance Year, no Annual Performance Factor will be calculated for the Performance Year in which the Change of Control occurs for purposes of calculating the Pre-Change-of-Control Factor.

In generating the weighted average, the Annual Performance Factors in the numerator will be weighted based on the number of full quarters represented by that

Performance Year (four quarters for a full calendar year and the number of full quarters completed by the Change of Control date for the Performance Year in which the Change of Control occurs), with the denominator being 12.

The resulting weighted average of the overall Annual Performance Factors for the pre-Change of Control period is the Pre-Change-of-Control Factor. This factor is then applied to the number of Incentive Performance Units in the first part to determine the performance-adjusted Incentive Performance Units in the first part.

The second part of performance-adjusted Incentive Performance Units is calculated by applying the Performance Factor for the second part (the Post-Change-of-Control Factor) to the number of Incentive Performance Units in the second part. The Post-Change-of-Control Factor will be the factor generated by beginning with a Corporate Performance Factor of 100.00% and then applying a Tier 1 Risk-Based Performance Factor calculated in the same manner as an Annual Tier 1 Risk-Based Performance Factor in accordance with Section 6 but based on PNC’s Tier 1 risk-based capital ratio as of the last quarter-end prior to the Change of Control Date (or, if the Change of Control occurs on a quarter-end date [and if such information is available with respect to and applicable for such date,] on the Change of Control Date) and applying a Risk Review Performance Factor of 100.00%. This factor is then applied to the number of Incentive Performance Units in the second part to determine the performance-adjusted Incentive Performance Units in the second part.

Dividend Equivalents cease to accrue as of the end of the day immediately preceding the day upon which a Change of Control occurs. The Dividend Equivalents related to the performance-adjusted Incentive Performance Units in both the first and second parts will be performance-adjusted using the same performance factor as was applied to the Incentive Performance Units in the first part (the Pre-Change-of-Control Performance Factor).

In the event that Grantee dies prior to a Change of Control but the Change of Control occurs before the Committee makes a Final Award determination pursuant to Section 8.2, a Change-of-Control-determined Final Award will be calculated as described in clause (1) or (2), as applicable, of the fifth paragraph of Section 7.3(a). If Grantee dies following a Change of Control, the provisions of this Section 7.3(c) will continue to apply to the calculation of a Final Award.

In the event that Grantee ceased to be an employee of the Corporation by reason of a Qualifying Anticipatory Termination prior to the Change of Control, the provisions of Section 7.3(b) will apply.

7.4 Termination of Portions of Award Due to Performance Adjustments. The Incentive Performance Units in the Award that do not become Calculated Maximum Payout Share Units will be cancelled; that is, only the number of share units that remain outstanding and become Calculated Maximum Payout Share Units after the applicable corporate and risk performance adjustments and any other adjustments for the Award have been made will be eligible to be the basis for a Final Award determination and become vested Payout Share Units in accordance with Section 8 provided that all other conditions of the Award Agreement are met.

Dividend Equivalents that had accrued with respect to any Incentive Performance Units that do not become Calculated Maximum Payout Share Units and are cancelled will also be cancelled as Dividend Equivalents are subject to the same performance and other adjustments that are applied to the Incentive Performance Units to which they relate.

8.	Final Award Determination and Vesting.

8.1 General. A Final Award determination will be made by the Committee in accordance with Section 8.2; provided, however, that upon the occurrence of a Change of Control prior to the time the Committee has made a Final Award determination in accordance with Section 8.2, a Final Award determination will instead be made in accordance with Section 8.3, provided in either case that the Award has not been forfeited pursuant to Section 5 prior to the Final Award Date and remains outstanding.

Final Award determinations pursuant to Section 8.2 will be made by the Committee as soon as practicable after December 31, 2017 (and in any event, such that any payout of a Final Award is made no later than December 31, 2018); provided, however, that in the event of Grantee’s death prior to a Change of Control, a Final Award determination pursuant to Section 8.2 will be made as soon as practicable after the end of the calendar year in which Grantee died, if earlier, and in any event such that any payout of a Final Award is made no later than December 31st of the year in which such Final Award determination is made, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. Final Award determinations pursuant to Section 8.3 will be made as soon as practicable after the Change of Control occurs.

A Final Award may not exceed the Calculated Maximum Payout Share Units and performance-adjusted Dividend Equivalents amount calculated in accordance with the applicable provisions of Sections 6 and 7. However, the Committee may exercise negative discretion to reduce the size of a Final Award determined pursuant to Section 8.2, except as otherwise provided in Section 7.3(b) in certain circumstances involving a Qualifying Anticipatory Termination and except as otherwise provided in Sections 8.2(b) and 8.2(c) during a Change of Control Coverage Period or if a Change of Control has occurred, as applicable.

The Final Award, if any, will be fully vested as of the applicable vesting date, which will be (i) the Committee-determined Final Award Date if the Final Award is determined in accordance with Section 8.2, or (ii), the Change-of-Control-determined Final Award Date (which would be the date upon which the service requirements of Section 5.3 are satisfied), if the Final Award is determined in accordance with Section 8.3, as applicable.

Final Awards will be designated as a specified number of vested share units (“vested Payout Share Units”) and the accrued Dividend Equivalents related to such share units (related Dividend Equivalents). If the vested Payout Share Units include a fraction, the fraction will be eliminated by rounding down to the nearest whole share unit. Outstanding vested Payout Share Units and related Dividend Equivalents will be paid out at the time and in the form set forth in the applicable subsection of Section 9. Section 9.2 will apply where Final Award determination and vesting occurs in accordance with Section 8 prior to a Change of Control, and Section 9.3 will apply where Final Award determination and vesting occurs in accordance with Section 8 subsequent to a Change of Control that occurs any time prior to a Committee-determined Final Award Date.

8.2 Certification of Performance Results and Committee Final Award Determination.

(a) General. Provided that Grantee remains an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, and the 2015-2017 Incentive Performance Units and related Dividend Equivalents remain outstanding such that Grantee remains eligible for consideration for a Final Award, and that a Change of Control has not occurred, the overall performance period for the Award will run from January 1, 2015 through December 31, 2017 and the process of certification of the levels of achievement of corporate and risk performance, the calculation of the overall Performance Factor, the calculation of the Calculated Maximum Payout Share Units and related Dividend Equivalents amount, and the determination of the Final Award, if any, by the Compensation Committee will occur in early 2018.

The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Compensation Committee is sometimes referred to as the “Committee-determined Final Award Date.”

In the event that Grantee dies while an employee of the Corporation (or following a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination) and prior to the regularly scheduled award date in early 2018, and the 2015-2017 Incentive Performance Units and related Dividend Equivalents remain outstanding and have not been forfeited pursuant to Section 5, PNC will present information to the Compensation Committee for purposes of Final Award determination early in the calendar year following the calendar year in which Grantee died if such time is earlier than in early 2018 and otherwise in early 2018.

Notwithstanding anything in this Section 8.2 to the contrary, if a Change of Control has occurred, Section 8.3 will apply.

(b) The Compensation Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of vested share units and the accrued Dividend Equivalents related to such share units (vested Payout Share Units with related Dividend Equivalents), as may be determined by the Compensation Committee, subject to the limitations set forth in the following paragraph, provided, that: (1) the 2015-2017 Incentive Performance Units and related Dividend Equivalents are still outstanding; (2) Grantee is either still an employee of the Corporation, or Grantee’s termination of employment was a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination, or Grantee died while an employee of the Corporation or after a Qualifying Retirement, a Qualifying Disability Termination or a Qualifying Anticipatory Termination; and (3) the applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount is greater than zero.

The Final Award will not exceed the applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount, as determined in accordance with the applicable provisions of Sections 6 and 7, and is subject to the exercise of negative discretion by the Compensation Committee to reduce or further reduce this calculated payout amount pursuant to Section 8.2(c), if applicable.

However, if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred, the Compensation Committee will not have authority to exercise negative discretion to reduce or further reduce the payout amount below the full applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount. If there has been a Change of Control, the Compensation Committee’s authority is subject to Section 8.3.

The date on which the Compensation Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Payout Share Units and related Dividend Equivalents amount determined pursuant to the Award Agreement is sometimes referred to in the Award Agreement as the “Committee-determined Final Award Date” and is the vesting date for a Final Award awarded by the Committee pursuant to Section 8.2.

Payment of the Final Award, if any, will be made in accordance with Section 9. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by PNC, in accordance with Section 12.

(c) Negative Discretion. Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Compensation Committee may exercise negative discretion with respect to the 2015-2017 Incentive Performance Units and related Dividend Equivalents and may determine, in light of such Corporation or individual performance or other factors as the Compensation Committee may deem appropriate, that notwithstanding the levels of corporate and risk performance achieved by PNC, the Compensation Committee will not award Grantee the full applicable Calculated Maximum Payout Share Units and related Dividend Equivalents amount that the Compensation Committee is authorized to award pursuant to Section 8.2(b), or any of such amount.

The Compensation Committee may use its negative discretion to reduce the size of the Final Award or to cancel the full applicable potential award amount. Among other things, the Compensation Committee may exercise its negative discretion such that a Final Award appropriately reflects considerations based on the totality of results over the full overall performance period, and may cancel the full applicable potential award amount if the Committee determines that the totality of performance results over the entire performance period adversely impacts the safety and soundness of PNC.

If the Compensation Committee so determines to exercise its negative discretion pursuant to this Section 8.2(c), the Final Award, if any, will be further reduced accordingly; provided, however, that the Compensation Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(d) If a Change of Control occurs prior to the time the Compensation Committee makes a Final Award determination pursuant to Section 8.2, the Final Award will be determined in accordance with Section 8.3 rather than being determined by the Compensation Committee pursuant to Section 8.2, and the Compensation Committee will not have negative discretion to reduce the payout amount calculated pursuant to Section 8.3.

8.3 Change of Control Prior to a Committee-Determined Final Award Date.

(a) Notwithstanding anything in the Agreement to the contrary, upon a Change of Control at any time prior to a Committee-determined Final Award Date pursuant to Section 8.2 and provided that the 2015-2017 Incentive Performance Units and related Dividend Equivalents are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the service, conduct or other provisions of Section 5, Grantee will be awarded a Final Award (the vested Payout Share Units); provided, that: (1) Grantee is still an employee of the Corporation on January 2, 2018; (2) Grantee’s termination of employment was a Qualifying Retirement or a Qualifying Disability Termination; (3) Grantee died while an employee of the Corporation or after a circumstance set forth in (a)(2) immediately above; or (4) Grantee was terminated by the Corporation without Cause (as defined in Section 15.3) or voluntarily resigned from the Corporation for Good Reason after the Change of Control.

If this Section 8.3 is applicable, and a Final Award is awarded pursuant to Section 8.3, then neither vesting nor payout will not be accelerated by reason of a Change of Control. Rather, vesting will occur upon satisfaction of the service conditions set forth in Section 5.3 and Section 8.3(a) above and payout would occur as soon as practicable after January 2, 2018. The date of such payment is sometimes referred to in the Agreement as the “Change-of-Control-determined Final Award Date.”

Once vested, this Final Award will be payable to Grantee or Grantee’s legal representative at the Change-of-Control-determined Final Award Date in the manner set forth in Section 9.

The amount of vested Payout Share Units in the Final Award (the Calculated Maximum Payout Share Units calculated in accordance with the provisions of Sections 6 and 7 applicable in these circumstances) and related Dividend Equivalents will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available.

(b) The Compensation Committee may not exercise any further negative discretion pursuant to Section 8.2(c) or otherwise exercise discretion pursuant to the Award Agreement in any way that would serve to reduce a Final Award calculated pursuant to this Section 8.

8.4 Final Award Vested; Termination of Any Unawarded 2015-2017 Incentive Performance Units and Related Dividend Equivalents. Once a Final Award determination has been made by the Compensation Committee pursuant to Section 8.2 is calculated by virtue of the application of Section 8.3, the outstanding share units and related Dividend Equivalents represented in the Final Award are vested as of the applicable Final Award Date (as defined in Section 15).

The share-denominated incentive award opportunity represented by the 2015-2017 Incentive Performance Units and related Dividend Equivalents will terminate as to any portion of the Incentive Performance Units and related Dividend Equivalents not so awarded pursuant to Section 8.2 or Section 8.3, as applicable.

Termination of all or a portion of the 2015-2017 Incentive Performance Units and related Dividend Equivalents as unawarded pursuant to this Section 8.4, or pursuant to the forfeiture provisions of Section 5, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 16 and 17.

9.	Settlement of Vested Performance-Adjusted Share Units and Related Dividend Equivalents.

9.1 Settlement. A Final Award of vested Payout Share Units and related Dividend Equivalents awarded pursuant to Section 8 will be paid out at the time and in the form set forth in the applicable subsection of this Section 9. Section 9.2 will apply where Final Award determination and vesting occurs pursuant to Section 8.2, and Section 9.3 will apply where Final Award determination and vesting occurs pursuant to Section 8.3. In no event will payment be made prior to vesting or later than December 31, 2018.

A Final Award, if any, will be fully vested as of the applicable vesting date, which will be the Committee-determined Final Award Date or the Change-of-Control-determined Final Award Date, as applicable; therefore, any shares of PNC common stock issued pursuant to this Section 9 will be fully vested at the time of issuance. PNC will issue any such shares and deliver any cash payable pursuant to this Section 9 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Compensation Committee, at the applicable time specified in Section 9.2 or Section 9.3, as the case may be.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Compensation Committee.

9.2 Settlement Where Vesting Occurs Prior to Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of an outstanding vested Final Award awarded pursuant to Section 8.2 as soon as practicable after the vesting date (the Committee-determined Final Award Date) set forth in Section 8.2 for such Award, generally within 30 days but no later than December 31st of the calendar year in which the vesting date occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments made pursuant to this Section 9.2.

(b) Form of Payout. Payment in settlement of such outstanding vested Payout Share Units will be made at the applicable time set forth in Section 9.2(a) above, and except as otherwise provided in Section 11, will be made first by delivery to Grantee of that number of whole shares of PNC common stock equal to the number of outstanding vested Payout Share Units specified in the Final Award, up to and including the number of the whole share units specified on page 1 of the Agreement as the Share Units (as adjusted for capital adjustments, if any, pursuant to Section 11, if applicable). This is the maximum number of shares of PNC common stock that may be paid with respect to the Award. If the number of outstanding vested Payout Share Units exceeds this specified number, the remaining outstanding vested Payout Share Units will be settled in cash (sometimes referred to in the Agreement as payment in “Cash Share-Equivalents”). This cash payment amount will be equal to the number of such remaining outstanding vested Payout Share Units multiplied by the then current Fair Market Value (as defined in Section 15) of a share of PNC common stock on the Committee-determined Final Award Date or as otherwise provided pursuant to Section 11, if applicable.

No fractional shares will be delivered to Grantee. If the outstanding vested Payout Share Units to be settled in shares include a fractional interest, such fractional interest will be eliminated by rounding down to the nearest whole share unit.

Dividend Equivalents related to the vested Payout Share Units awarded pursuant to the provisions of Section 8.2 will be settled by payment to Grantee in cash at the same time as the time set forth in Section 9.2(a) above for payment of the vested Payout Share Units to which they relate.

Delivery of shares and/or other payment pursuant to the Award will not be made unless and until all applicable tax withholding requirements with respect to such payment have been satisfied.

(c) Disputes. If there is a dispute regarding payment of a Final Award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth above in this Section 9.2, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

9.3 Settlement Where Vesting Occurs On or After a Change of Control.

(a) Payout Timing. Payment will be made to Grantee in settlement of an outstanding vested Final Award awarded pursuant to Section 8.3 upon the Change-of-Control-determined Final Award Date. Generally this will be within 30 days after January 2, 2018, but no later than December 31, 2018, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the U.S. Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits. No interest shall be paid with respect to any such payments made pursuant to this Section 9.3.

(b) Form of Payment. Payment in settlement of such outstanding vested Payout Share Units will be made at the applicable time set forth in Section 9.3(a) above, generally, all in cash, made at the applicable time set forth in Section 9.3 above, and will be in an amount equal to the number of vested Payout Share Units specified in the Final Award multiplied by the Fair Market Value (as defined in Section 15) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 11 as applicable. The related Dividend Equivalents base amount will be an amount equivalent to the amount of the cash dividends Grantee would have received, without interest on or reinvestment of such amounts, had Grantee been the record holder of a number of issued and outstanding shares of PNC common stock equal to the number of vested Payout Share Units in the Final Award for the period beginning on the Award Grant Date and up to the date of the Change of Control, subject to adjustment if any pursuant to Section 11.

(c) Disputes. If there is a dispute regarding payment of a final award amount, PNC will settle the undisputed portion of the award amount, if any, within the time frame set forth in the applicable subsection of Section 9.3(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the U.S. Internal Revenue Code.

10.	No Rights as Shareholder Until Issuance of Shares.

Grantee will have no rights as a shareholder of PNC by virtue of this Award unless and until a Final Award, if any, is awarded and shares of PNC stock, if any, are issued and delivered to Grantee in respect thereof pursuant to Section 9.

11.	Capital Adjustments.

11.1 Except as otherwise provided in Section 11.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Compensation Committee or its delegate shall make those adjustments, if any, in the number, class or kind of Incentive Performance Units and related Dividend Equivalents then outstanding under the Award that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per share unit of any share-denominated award amount authorized for payment to Grantee pursuant to Section 9 by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions and (b) authorizing payment of the entire value of any Final Award amount authorized for payment to Grantee pursuant to Section 9 to be paid in cash at the applicable time specified in Section 9.

All determinations hereunder shall be made by the Compensation Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

11.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of Incentive Performance Units and related Dividend Equivalents then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per share unit to be used in calculating the amount described in Section 9.3(b) of any award that is awarded to Grantee in accordance with Section 8.3 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the entire value of any payment to be made to Grantee pursuant to Section 8.3 and Section 9 will be made solely in cash at the applicable time specified by Section 9.

12.	Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Incentive Performance Units and related Dividend Equivalents may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated.

(b) If Grantee is deceased at the time any outstanding Final Award authorized by the Agreement is to be paid in accordance with the terms of Section 9, such delivery of shares and/or other payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by PNC.

(c) Any delivery of shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative, or retained by PNC for taxes pursuant to Section 13, shall extinguish all right to payment hereunder.

13.	Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where all applicable withholding tax obligations have not previously been satisfied, PNC will, at the time any such obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from amounts then payable hereunder to Grantee or, if none, from other compensation then payable to Grantee, or as otherwise determined by PNC.

Unless the Compensation Committee or other PNC Designated Person determines otherwise, the Corporation will retain whole shares of PNC common stock from any amounts then payable to Grantee hereunder, or pursuant to any other outstanding Restricted Share Units previously awarded to Grantee under the Plan (“Prior Awards”), in the form of shares of PNC common stock, and will withhold cash from any amounts then payable to Grantee hereunder that are settled in cash.

If any such withholding is required prior to the time amounts are payable to Grantee hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

For purposes of this Section 13, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value (as defined in Section 15) on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. The Corporation will not retain shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection herewith, no additional withholding may be made.

It is the intention of the parties that the 2015-2017 Incentive Performance Units and related Dividend Equivalents award and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Award Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

14.	Employment.

Neither the granting of the 2015-2017 Incentive Performance Units and related Dividend Equivalents nor the calculation, determination and payment of any Final Award authorized hereunder nor any term or provision of the Award Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

15.	Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “Agreement” or “Award Agreement.”

“Agreement” or “Award Agreement” means the Corporate Executive Group 2015-2017 Incentive Performance Units Award Agreement between PNC and Grantee evidencing the Incentive Performance Units and related Dividend Equivalents award granted to Grantee pursuant to the Plan.

15.2 “Annual EPS Growth Performance Factor,” “Annual ROCE-Related Performance Factor,” “overall Annual Corporate Performance Factor,” “Annual Tier 1 Risk-Based Performance Factor,” “Annual Risk Review Performance Factor,” and “overall Annual Performance Factor” have the respective meanings set forth in Section 6.

15.3 “Anticipatory Termination.” If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause as defined in this Section 15.3, death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

For purposes of this Section 15.3 (and for a termination of employment with the Corporation after a Change of Control that occurs prior to a Committee-Determined Final Award Date), “Cause” shall mean:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of this Section 15.3 only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) Grantee is given an opportunity, together with counsel, to be heard before the Board.

15.4 “Award” means the Incentive Performance Units and related Dividend Equivalents award granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.5 “Award Grant Date” means the Award Grant Date set forth on page 1 of the Agreement.

15.6 “Board” means the Board of Directors of PNC.

15.7 “Calculated Maximum Payout Share Units” and “Calculated Maximum Payout Percentage” have the respective meanings specified in Section 7.1.

15.8 “Cause” and “termination for Cause.”

Except as otherwise required by Section 15.3, “Cause” means:

(a) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(b) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(c) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(d) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(e) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when PNC, by PNC’s CEO or his or her designee (or, if Grantee is the CEO, the Board), determines that Grantee is guilty of conduct described in clause (a), (b) or (c) above or that an event described in clause (d) or (e) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.9 “CEO” means the chief executive officer of PNC.

15.10 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))

(a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.10(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.10(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.11 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of the Award Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a Business Combination, other than an Excluded Combination, described in subsection (c) of the definition of Change of Control contained in Section 15.10; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of the Award Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

15.12 “Change-of-Control-determined Final Award Date” has the meaning set forth in Section 8.3.

15.13 “Committee-determined Final Award Date” has the meaning set forth in Section 8.2.

15.14 “Compensation Committee” or “Committee” means the Personnel and Compensation Committee of the Board or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.15 “Competitive Activity.”

“Competitive Activity” while Grantee is an employee of the Corporation means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (1) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary or (2) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the next twelve (12) months, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

“Competitive Activity” on or after Grantee’s Termination Date means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities that Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in subsection (a), clause (ii) of the definition of Detrimental Conduct in Section 15.18, in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

For purposes of Competitive Activity as defined in this Section 15.15, and for purposes of the definition of competitive activity in any other PNC restricted share unit or in any PNC restricted stock, stock option, or other equity-based award or awards held by Grantee, however, the term subsidiary or subsidiaries shall not include companies in which the Corporation holds an interest pursuant to its merchant banking authority.

15.16 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A of the U.S. Internal Revenue Code.

15.17 “Corporation” means PNC and its Consolidated Subsidiaries.

15.18 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity as defined in Section 15.15 in the continental United States at any time during the period of Grantee’s employment with the Corporation and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Compensation Committee or other PNC Designated Person, as applicable, determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, (1) determines in its sole discretion that Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement and (2) determines in its sole discretion to cancel all or a specified portion of the Incentive Performance Units that have not yet vested in accordance with Section 8 and of the Dividend Equivalents related to such Incentive Performance Units on the basis of such determination that Grantee has engaged in Detrimental Conduct.

15.19 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A of the U.S. Internal Revenue Code, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for U.S. Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.20 “Dividend Equivalents” means the opportunity to receive dividend equivalents granted to Grantee pursuant to the Plan in connection with the Incentive Performance Units to which they relate and evidenced by the Award Agreement.

15.21 “Earnings, EPS and ROCE Adjustments.” For purposes of measuring EPS growth performance for PNC and the other Peers for purposes of the First Corporate Performance Condition, measuring PNC’s ROCE (return on average common shareholders’ equity) for purposes of the Second Corporate Performance Condition, and measuring PNC’s ROEC (return on economic capital) for purposes of the Second Risk Performance Condition, publicly-reported earnings or EPS performance results, as applicable, will be adjusted, on an after-tax basis, for the impact of any of the following where such impact occurs during the covered period of a given Performance Year in the applicable overall performance period or, where applicable for purposes of the EPS growth metric, during the prior year comparison period for a given year:

•	extraordinary items (as such term is used under GAAP);

•	items resulting from a change in tax law;

•	discontinued operations;

•	acquisition costs and merger integration costs;

•	any costs or expense arising from specified Visa litigation (including Visa-litigation-related expenses/charges recorded for obligations to Visa with respect to the costs of specified litigation or the gains/reversal of expense recognized in connection with such obligations) and any other gains recognized on the redemption or sale of Visa shares as applicable;

•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock, and any other charges or benefits related to the redemption of trust preferred or other preferred securities;

•	and, in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions (similar to the adjustment provided for in the 2010 Incentive Performance Units awards to members of PNC’s Corporate Executive Group that included adjusting 2009 comparison period results to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors, for purposes of the 2010 covered performance period EPS growth comparison).

In the case of the relative EPS growth metric, there will be an additional adjustment for the impact of any stock splits (whether in the form of a stock split or a stock dividend). In the case of the ROCE performance metric, there will be an additional adjustment for the impact of any goodwill.

All of these adjustments will be made, with respect to both PNC and, where applicable, the other Peers, on the basis of, and only where such amounts can be reasonably determined from, publicly-disclosed financial information. After-tax adjustments for PNC and, where applicable, the other Peers will be calculated using the same methodology for making such adjustments on an after-tax basis.

The Compensation Committee may also take into account other adjustments applied on a consistent basis but only if the effect of such adjustment or adjustments would be to reduce the Calculated Maximum Payout Share Units amounts prior to making its Final Award payout determinations.

15.22 “EPS” and “EPS growth” have the respective meanings specified in Section 6.2(b).

15.23 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means (a) the reported closing price on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, such closing price on the next preceding day for which there were reported trades or, if the Committee has so acted, (b) fair market value as determined using such other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in PNC common stock as reported by a national securities exchange or the Nasdaq National Market, provided that such method is consistently applied. When determining Fair Market Value under this Award or any currently outstanding award under the Plan held by Grantee, the Fair Market Value will be rounded to the nearest cent.

15.24 “Final Award” means the final award, if any, (1) awarded to Grantee by the Compensation Committee in accordance with Section 8.2, or (2) awarded to Grantee by the Compensation Committee in accordance with Section 8.3, and in either case authorized to be paid out to Grantee in accordance with Section 9.

15.25 “Final Award Date” means: (1) the date on which the Compensation Committee makes its determination as to whether or not it will authorize payout of a final award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 8.2 (sometimes referred to as the “Committee-determined Final Award Date”); or (2) if a Change of Control has occurred prior to the Committee-determined Final Award Date and a Final Award has been authorized pursuant to Section 8.3, the date upon which the service requirements of Section 5.3 are satisfied (sometimes referred to as the “Change-of-Control-determined Final Award Date”).

15.26 “GAAP” or “U.S. generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.27 “Good Reason” means the definition of Good Reason contained in the Change of Control Employment Agreement between Grantee and the Corporation or any substitute employment agreement entered into between Grantee and the Corporation and then in effect or, if none, the occurrence of any of the following events without Grantee’s consent:

(a) the assignment to Grantee of any duties inconsistent in any material respect with Grantee’s position (including status, offices, titles and reporting requirements), or any other material diminution in such position, authority, duties or responsibilities;

(b) any material reduction in Grantee’s rate of base salary or the amount of Grantee’s annual bonus opportunity (or, if less, the bonus opportunity established for the Corporation’s similarly situated employees for any year), or a material reduction in the level of any other employee benefits for which Grantee is eligible receive below those offered to the Corporation’s similarly situated employees;

(c) the Corporation’s requiring Grantee to be based at any office or location outside of a fifty (50)-mile radius from the office where Grantee was employed on the Award Grant Date;

(d) any action or inaction that constitutes a material breach by the Corporation of any agreement entered into between the Corporation and Grantee; or

(e) the failure by the Corporation to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.

Notwithstanding the foregoing, none of the events described above shall constitute Good Reason unless and until (i) Grantee first notifies the Corporation in writing describing in reasonable detail the condition which constitutes Good Reason within 90 days of its initial occurrence, (ii) the Corporation fails to cure such condition within 30 days after the Corporation’s receipt of such written notice, and (iii) Grantee terminates employment within two years of its initial occurrence.

Grantee’s mental or physical incapacity following the occurrence of an event described above in clauses (a) through (e) shall not affect Grantee’s ability to terminate employment for Good Reason, and Grantee’s death following delivery of a notice of termination for Good Reason shall not affect Grantee’s estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

15.28 “Grantee” means the person to whom the Incentive Performance Units with related Dividend Equivalents award is granted, and is identified as Grantee on page 1 of the Agreement.

15.29 “Incentive Performance Units” or “2015-2017 Incentive Performance Units” means the share-denominated incentive award opportunity performance units of the number of share units specified as the Share Units on page 1 of the Agreement, subject to capital adjustments pursuant to Section 11 if any, granted to Grantee pursuant to the Plan and evidenced by the Agreement.

15.30 “Internal Revenue Code” or “U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.31 “Payout Share Units.”

“Calculated Maximum Payout Share Units” has the meaning specified in Section 7.1, and “vested Payout Share Units” has the meaning specified in Section 8.1.

15.32 “Peer Group” and “Peer.”

“Peer Group” means the group of financial institutions, including PNC, designated by the Compensation Committee as PNC’s Peer Group as applicable in accordance with Section 6.2(b).

A member of the Peer Group, including PNC, is sometimes referred to as a “Peer.”

15.33 “Performance Factor” has the meaning set forth in Section 6.6 and Section 7.3, as applicable.

15.34 “Performance Year” has the meaning set forth in Section 6.1.

15.35 “Person” has the meaning specified in the definition of Change of Control in Section 15.10(a).

15.36 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.37 “PNC” means The PNC Financial Services Group, Inc.

15.38 “PNC Designated Person” or “Designated Person” will be: (a) the Compensation Committee or its delegate if Grantee is (or was when Grantee ceased to be an employee of the Corporation) either a member of the Corporate Executive Group (or equivalent successor classification) or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Compensation Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as Designated Person for purposes of the Agreement.

15.39 “Prior Awards” has the meaning set forth in Section 13.

15.40 “Qualifying Retirement,” “Qualifying Disability Termination” and “Qualifying Anticipatory Termination” have the meanings specified in Section 5.3(iii), Section 5.3(iv), and Section 5.3(v), respectively.

15.41 “Retires” or “Retirement.” Grantee “Retires” if Grantee’s employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO or his or her designee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement” and such Grantee’s Termination Date is sometimes also referred to as Grantee’s “Retirement Date.”

15.42 “ROCE” and “ROCE hurdle.” “ROCE” (return on average common shareholders’ equity) and “ROCE hurdle” have the meanings set forth in Section 6.3(b).

15.43 “ROEC” and “ROEC hurdle.” For purposes of the Risk Performance Review Criteria specified in Section 6.5(c), PNC’s “ROEC” (return on economic capital) for a given performance year will be calculated as earnings for the applicable performance year, divided by average economic capital for the same calendar year, calculated to two places to the right of the decimal, rounded to the nearest hundredth with 0.005 being rounded upward to 0.01, and “ROEC hurdle” has the meaning set forth in Section 6.5(c).

Earnings. Earnings will mean PNC’s publicly-reported earnings for the applicable calendar year adjusted, on an after-tax basis, for the impact, as applicable to earnings, of the items set forth in the definition “Earnings, EPS and ROCE Adjustments” as specified in Section 15.21.

Economic Capital. Economic capital will mean total economic capital for PNC on a consolidated basis as that term is used by PNC for its internal measurement purposes. Average economic capital for the applicable calendar year will mean such average economic capital as calculated by PNC for internal purposes.

15.44 “SEC” means the United States Securities and Exchange Commission.

15.45 “Section 409A” means Section 409A of the U.S. Internal Revenue Code.

15.46 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.47 “Share” means a share of PNC common stock.

15.48 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under U.S. generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

16.	Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving the 2015-2017 Incentive Performance Units and Dividend Equivalents award (regardless of whether a Final Award is ultimately determined and paid or the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of Grantee’s Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding Grantee’s Termination Date, or (iii) was, as of Grantee’s Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and shall be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after Grantee’s Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee shall not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and shall continue beyond Grantee’s Termination Date.

17.	Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the Federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations shall remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Compliance with U.S. Internal Revenue Code Section 409A. It is the intention of the parties that the Award and the Agreement comply with the provisions of Section 409A of the U.S. Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A of the U.S. Internal Revenue Code, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement and the Award to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code or to provide such payments or benefits in a manner that complies with the provisions of Section 409A of the U.S. Internal Revenue Code such that they will not be taxable thereunder.

17.9 Applicable Law; Clawback, Adjustment or Recoupment. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to Federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries.

Further, to the extent applicable to Grantee, the Award, and any right to receive and retain any Shares or other value pursuant to the Award, shall be subject to rescission,

cancellation or recoupment, in whole or in part, if and to the extent so provided under PNC’s Incentive Compensation Adjustment and Clawback Policy, as in effect from time to time with respect to the Award, or any other applicable clawback, adjustment or similar policy in effect on or established after the Award Grant Date and to any clawback or recoupment that may be required by applicable law or regulation.

17.10 Subject to the Plan and Interpretations. In all respects the Award and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Award and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Compensation Committee, or its delegate or under the authority of the Compensation Committee, whether made or issued before or after the Award Grant Date.

17.11 Headings; Entire Agreement. Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

17.12 Modification. Modifications or adjustments to the terms of this Agreement may be made by PNC as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement shall be effective unless embodied in a separate, subsequent writing signed by Grantee and by an authorized representative of PNC.

18.	Acceptance of Award; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Award by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within 30 days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Award at any time prior to Grantee’s delivery to PNC of an unaltered and unchanged copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Award Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Award Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ William S. Demchak

Chief Executive Officer

ATTEST:

By:	/s/ Christi Davis

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee